EXHIBIT 10.a

                                CREDIT AGREEMENT

                           Dated as of March 30, 1998

                                      among

                              SUNBEAM CORPORATION,

                  The SUBSIDIARY BORROWERS referred to herein,

                            The LENDERS party hereto,

                      MORGAN STANLEY SENIOR FUNDING, INC.,

                              as Syndication Agent

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                             as Documentation Agent

                                       and

                           FIRST UNION NATIONAL BANK,

                             as Administrative Agent

                   -------------------------------------------

                      MORGAN STANLEY SENIOR FUNDING, INC.,

                                   as Arranger

                                TABLE OF CONTENTS
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                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  DEFINED TERMS.....................................1
SECTION 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS...........28
SECTION 1.03.  TERMS GENERALLY..................................28
SECTION 1.04.  ACCOUNTING TERMS; GAAP...........................29

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01.  COMMITMENTS......................................29
SECTION 2.02.  LOANS AND BORROWINGS.............................30
SECTION 2.03.  REQUESTS FOR BORROWINGS..........................30
SECTION 2.04.  LETTERS OF CREDIT................................31
SECTION 2.05.  FUNDING OF BORROWINGS............................36
SECTION 2.06.  INTEREST ELECTIONS...............................37
SECTION 2.07.  TERMINATION AND REDUCTION OF COMMITMENTS.........38
SECTION 2.08.  MATURITY OF LOANS; EVIDENCE OF DEBT..............39
SECTION 2.09.  MANDATORY REPAYMENT AND PREPAYMENT OF LOANS AND
      REDUCTION OF COMMITMENTS..................................40
SECTION 2.10.  OPTIONAL PREPAYMENT OF LOANS.....................45
SECTION 2.11.  FEES.............................................45
SECTION 2.12.  INTEREST.........................................47
SECTION 2.13.  ALTERNATE RATE OF INTEREST.......................48
SECTION 2.14.  INCREASED COSTS .................................48
SECTION 2.15.  BREAK FUNDING PAYMENTS...........................50
SECTION 2.16.  TAXES............................................50
SECTION 2.17.  PAYMENTS GENERALLY; PRO RATA TREATMENT;
      SHARING OF SET-OFFS.......................................51
SECTION 2.18.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS...53
SECTION 2.19.  SUBSIDIARY BORROWINGS............................54
SECTION 2.20.  COMPETITIVE BID AMENDMENT........................55

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                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  ORGANIZATION; POWERS.............................55
SECTION 3.02.  AUTHORIZATION; ENFORCEABILITY....................56
SECTION 3.03.  GOVERNMENTAL APPROVALS; NO CONFLICTS.............56
SECTION 3.04.  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE..56
SECTION 3.05.  PROPERTIES.......................................57
SECTION 3.06.  LITIGATION AND ENVIRONMENTAL MATTERS.............57
SECTION 3.07.  COMPLIANCE WITH LAWS AND AGREEMENTS..............58
SECTION 3.08.  INVESTMENT AND HOLDING COMPANY STATUS............58
SECTION 3.09.  TAXES............................................58
SECTION 3.10.  ERISA............................................58
SECTION 3.11.  DISCLOSURE.......................................59
SECTION 3.12.  GUARANTORS.......................................59
SECTION 3.13.  COLLATERAL DOCUMENTS.............................59
SECTION 3.14.  ACQUISITION DOCUMENTS............................59
SECTION 3.15.  SOLVENCY.........................................59
SECTION 3.16.  OUTSTANDING INDEBTEDNESS.........................59

                                    ARTICLE 4
                                   CONDITIONS

SECTION 4.01.  EFFECTIVE DATE...................................60
SECTION 4.02.  TRANCHE A EFFECTIVE DATE.........................60
SECTION 4.03.  TRANCHE B EFFECTIVE DATE.........................60
SECTION 4.04.  EACH CREDIT EVENT................................61

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

SECTION 5.01.  FINANCIAL STATEMENTS AND OTHER INFORMATION.......61
SECTION 5.02.  NOTICES OF MATERIAL EVENTS.......................63
SECTION 5.03.  EXISTENCE; CONDUCT OF BUSINESS...................64
SECTION 5.04.  PAYMENT OF OBLIGATIONS...........................64
SECTION 5.05.  MAINTENANCE OF PROPERTIES; INSURANCE.............64
SECTION 5.06.  BOOKS AND RECORDS; INSPECTION RIGHTS.............64
SECTION 5.07.  COMPLIANCE WITH LAWS AND CONTRACTS...............64
SECTION 5.08.  USE OF PROCEEDS AND LETTERS OF CREDIT............65
SECTION 5.09.  FURTHER ASSURANCES...............................65
SECTION 5.10.  APPROVED HEDGING AGREEMENTS......................67
SECTION 5.11.  LIENS ON ASSETS..................................67

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                                                              PAGE
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SECTION 5.12.  REPAYMENT OF OUTSTANDING INDEBTEDNESS............67
SECTION 5.13.  YEAR 2000 COMPATIBILITY..........................67

                                    ARTICLE 6
                               NEGATIVE COVENANTS

SECTION 6.01.  INDEBTEDNESS.....................................68
SECTION 6.02.  LIENS............................................69
SECTION 6.03.  FUNDAMENTAL CHANGES; ASSET SALES.................70
SECTION 6.04.  INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND
      ACQUISITIONS..............................................71
SECTION 6.05.  HEDGING AGREEMENTS...............................71
SECTION 6.06.  RESTRICTED PAYMENTS; VOLUNTARY PAYMENTS..........72
SECTION 6.07.  TRANSACTIONS WITH AFFILIATES.....................72
SECTION 6.08.  RESTRICTIVE AGREEMENTS...........................73
SECTION 6.09.  MODIFICATION OF CERTAIN DOCUMENTS................73
SECTION 6.10.  ACCOUNTING CHANGES...............................74
SECTION 6.11.  CAPITAL EXPENDITURES.............................74
SECTION 6.12.  LEVERAGE RATIO...................................74
SECTION 6.13.  INTEREST COVERAGE RATIO..........................75
SECTION 6.14.  FIXED CHARGE COVERAGE RATIO......................75
SECTION 6.15.  EBITDA CALCULATIONS..............................75

                                    ARTICLE 7
                                EVENTS OF DEFAULT

                                    ARTICLE 8
                            THE ADMINISTRATIVE AGENT

SECTION 8.01.  APPOINTMENT, POWERS AND IMMUNITIES...............78
SECTION 8.02.  RELIANCE BY ADMINISTRATIVE AGENT.................79
SECTION 8.03.  APPOINTMENT OF SUB-AGENTS........................80
SECTION 8.04.  SUCCESSOR ADMINISTRATIVE AGENTS..................80
SECTION 8.05.  NON-RELIANCE ON ADMINISTRATIVE AGENT AND
      OTHER LENDERS.............................................80
SECTION 8.06.  OTHER AGENTS.....................................81

                                    ARTICLE 9
                                    GUARANTY

SECTION 9.01.  THE GUARANTY.....................................81
SECTION 9.02.  GUARANTY UNCONDITIONAL...........................81

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SECTION 9.03.  DISCHARGE ONLY UPON PAYMENT IN FULL;
      REINSTATEMENT IN CERTAIN CIRCUMSTANCES....................82
SECTION 9.04.  WAIVER BY THE PARENT.............................82
SECTION 9.05.  SUBROGATION......................................82
SECTION 9.06.  STAY OF ACCELERATION.............................83

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01.  NOTICES.........................................83
SECTION 10.02.  WAIVERS; AMENDMENTS.............................84
SECTION 10.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER..............85
SECTION 10.04.  SUCCESSORS AND ASSIGNS..........................87
SECTION 10.05.  SURVIVAL........................................89
SECTION 10.06.  COUNTERPARTS; INTEGRATION.......................90
SECTION 10.07.  SEVERABILITY....................................90
SECTION 10.08.  RIGHT OF SETOFF.................................90
SECTION 10.09.  GOVERNING LAW; JURISDICTION; CONSENT TO
      SERVICE OF PROCESS........................................91
SECTION 10.10.  WAIVER OF JURY TRIAL............................91
SECTION 10.11.  HEADINGS........................................92
SECTION 10.12.  CONFIDENTIALITY.................................92
SECTION 10.13.  INTEREST RATE LIMITATION........................93

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.01(a) -- Domestic Subsidiaries
Schedule 3.01(b) -- Foreign Subsidiaries
Schedule 3.03 -- Defaults and Required Payments
Schedule 3.06 -- Litigation and Environmental Matters
Schedule 3.16 -- Outstanding Indebtedness

Schedule 4.01 -- Conditions to the Effective Date
Schedule 4.02 -- Conditions to Tranche A Effective Date
Schedule 4.03 -- Conditions to Tranche B Effective Date
Schedule 5.08 -- Refinanced Indebtedness
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Parent Pledge and Security Agreement
Exhibit C -- Form of Subsidiary Guarantee
Exhibit D -- Form of Subsidiary Pledge and Security Agreement
Exhibit E -- Form of Opinion of Counsel for Obligors
Exhibit F -- Form of Opinion of Special Counsel for the Agents
Exhibit G -- Form of Subsidiary Borrowing Agreement
Exhibit H -- Form of Subsidiary Borrower Pledge and Security Agreement
Exhibit I -- Form of Opinion of Counsel for Subsidiary Borrower
Exhibit J -- Form of Opinion of Special Counsel for the Agents
Exhibit K -- Form of Opinion of Counsel for Subsidiary Guarantor
Exhibit L -- Form of Notice of Account Designation

      CREDIT AGREEMENT dated as of March 30, 1998, among SUNBEAM CORPORATION, the SUBSIDIARY BORROWERS referred to herein, the LENDERS party hereto, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, and FIRST UNION NATIONAL BANK, as Administrative Agent.

      The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "ACQUISITION" means, collectively, the Coleman Acquisition, the First Alert Acquisition and the Signature Acquisition.

      "ACQUISITION DOCUMENTS" means , collectively, the Coleman Acquisition Documents, the First Alert Acquisition Documents and the Signature Acquisition Documents.

      "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

      "ADMINISTRATIVE AGENT" means First Union National Bank, in its capacity as administrative agent for the Lenders under the Loan Documents, and any successor appointed pursuant to the provisions of Section 8.04.

      "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "AGENTS" means the Administrative Agent, the Documentation Agent and the Syndication Agent listed on the cover page of this Agreement, and "Agent" means any of them, as the context may require.

      "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "APPLICABLE LEVERAGE RATIO" means, for any Performance Period (or portion thereof), the Leverage Ratio on the last day of the most recently ended fiscal quarter of the Parent for which the Parent has delivered to the Administrative Agent and the Lenders the financial statements required to be delivered by the Parent pursuant to Sections 5.01(a) or 5.01(b), as the case may be; PROVIDED that if the Parent shall not have timely delivered any such financial statements, and the Required Lenders shall not have agreed otherwise, the Applicable Leverage Ratio for the portion of such Performance Period from and including the day on which such financial statements are required to be delivered to but excluding the day on which such financial statements are delivered shall be deemed to be greater than 5.25 to 1.

      "APPLICABLE PERCENTAGE" means, with respect to any Lender with a Commitment of any Class, the percentage of the total Commitments of such Class represented by such Lender's Commitment of such Class. If the Commitments of such Class have terminated or expired, the Applicable Percentages with respect to the Commitments of such Class shall be determined based upon the Commitments of such Class most recently in effect, giving effect to any assignments.

      "APPLICABLE RATE" means, for any day during any Performance Period (or portion thereof), with respect to any ABR Loan or Eurodollar Loan, with respect to any commitment fee payable hereunder, or with respect to any participation fee related to any Letter of Credit, as the case may be, the applicable rate per annum set forth below under the caption "ABR SPREAD","EURODOLLAR SPREAD", "COMMITMENT FEE RATE" or "LETTER OF CREDIT FEE RATE", as the case may be, based upon the Applicable Leverage Ratio for such Performance Period (or portion thereof):


                    REVOLVING LOANS AND TRANCHE A TERM LOANS

                                                      ABR       EURODOLLAR    COMMITMENT    LETTER OF CREDIT
APPLICABLE LEVERAGE RATIO:                           SPREAD       SPREAD        FEE RATE       FEE RATE
-------------------------------------------------    ------       ------        --------       --------
/greater than/5.25 TO 1                               0.500%      1.750%         0.500%          1.500%

/greater than/ 4.75 TO 1 AND /less than/ 5.25 TO 1    0.250%      1.500%         0.375%          1.250%
                            or equal to
/greater than/ 4.25 TO 1 AND /less than/ 4.75 TO 1    0%          1.250%         0.375%          1.000%
                            or equal to
/greater than/ 3.75 TO 1 AND /less than/ 4.25 TO 1    0%          1.125%         0.300%          1.000%
                            or equal to
/greater than/ 3.25 TO 1 AND /less than/ 3.75 TO 1    0%          1.000%         0.300%          0.750%
                            or equal to
/greater than/ 2.75 TO 1 AND /less than/ 3.25 TO 1    0%          0.750%         0.250%          0.500%
                            or equal to
/less than/ 2.75 TO 1                                 0%          0.625%         0.200%          0.500%
or equal to


                              TRANCHE B TERM LOANS

APPLICABLE LEVERAGE RATIO:                            ABR SPREAD    EURODOLLAR SPREAD
--------------------------------------------------    ----------    -----------------
/greater than/ 5.25 TO 1                                0.750%           2.000%

/greater than/ 3.75 TO 1 AND /less than/ 5.25 TO 1      0.500%           1.750%
                            or equal to
/less than/ 3.75 TO 1                                   0.250%           1.500%
or equal to


      "ASSET SALE" means any sale, lease, license or other disposition (including any such transaction effected by way of merger or consolidation) by the Parent or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, or any sale of the stock of any Subsidiary, but excluding (i) dispositions of cash, cash equivalents and other cash management investments, and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, (ii) dispositions of inventory in the ordinary course of business, (iii) dispositions to the Parent or any Subsidiary Guarantor and (iv) dispositions of any Margin Stock for fair value. The description of any transaction as not constituting an "Asset Sale" does not affect any limitation on such transaction imposed by Articles 5 and 6 of this Agreement, it being understood that the limitations set forth in Section 6.03(c) relate only to "Asset Sales" as set forth in this definition.

      "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

      "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

      "BORROWER" means the Parent or any Subsidiary Borrower, as the context may require, and their respective successors and "Borrowers" means all of the foregoing. When used in connection with a specific Loan or Loans, the term "Borrower" means the borrower (or proposed borrower) of such Loan or Loans. When used in connection with a specific Letter of Credit or Letters of Credit the term "Borrower" means the account party (or proposed account party) of such Letter of Credit or Letters of Credit. As the context may permit, the terms "Borrower" and "Borrowers" include the Parent in its capacity as guarantor of the obligations of the Subsidiary Borrowers hereunder.

      "BORROWING" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

      "BORROWING REQUEST" means a request by a Borrower for a Borrowing in accordance with Section 2.03.

      "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte, North Carolina are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Parent by any Person or group; or (d) the occurrence of a "Fundamental Change" (as defined in the Indenture).

      "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Term Loans, Tranche B Term Loans or Revolving Loans.

      "CLN" means Coleman Holdings Inc., a Delaware corporation.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      "COLEMAN" means The Coleman Company, Inc., a Delaware corporation.

      "COLEMAN ACQUISITION" means the transactions contemplated by the Coleman Acquisition Documents, which, if consummated, will result in the Parent and its Subsidiaries owning, collectively, 100% of the issued and outstanding shares of common stock of CLN and at least 77% of the issued and outstanding shares of common stock of Coleman.

      "COLEMAN ACQUISITION DOCUMENTS" means (i) the Agreement and Plan of Merger dated as of February 27, 1998 among the Parent, Laser Acquisition Corp., CLN and Coleman (Parent) Holdings Inc, (ii) the Agreement and Plan of Merger dated as of February 27, 1998 among the Parent, Camper Acquisition Corp. and Coleman and
(iii) each other document executed and delivered at the closing of the Coleman Acquisition, each as in effect on the Effective Date and substantially in the form provided to Lenders on or prior to the Effective Date and as further amended from time to time in accordance with Section 6.09.

      "COLLATERAL" means, collectively, all of the "Collateral" under the Collateral Documents.

      "COLLATERAL ACCOUNT" has the meaning assigned to such term in the Parent Pledge and Security Agreement.

      "COLLATERAL DOCUMENTS" means the Pledge and Security Agreements, and any additional pledge agreements, security agreements or mortgages required to be delivered pursuant to the Loan Documents (including without limitation pursuant to Section 5.09 of this Agreement) and any other instruments or agreements executed pursuant to any of the foregoing.

      "COMMITMENT" means a Tranche A Term Commitment, a Tranche B Term Commitment or a Revolving Commitment, and "COMMITMENTS" means all or any combination of them, as the context may require.

      "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Parent and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Parent and its Consolidated Subsidiaries for such period, including in any event the capital portion of lease payments made in respect of Capital Lease Obligations, but excluding expenditures for the restoration or replacement of assets to the extent financed by the proceeds of an insurance policy described in clause (i) of the definition of "MAJOR CASUALTY PROCEEDS."

      "CONSOLIDATED CURRENT ASSETS" means at any date the consolidated current assets of the Parent and its Consolidated Subsidiaries determined as of such date.

      "CONSOLIDATED CURRENT LIABILITIES" means at any date (i) the consolidated current liabilities of the Parent and its Consolidated Subsidiaries PLUS (ii) the current liabilities of any Person (other than the Parent or any of its

Consolidated Subsidiaries) which are Guaranteed by the Parent or a Consolidated Subsidiary, all determined as of such date.

      "CONSOLIDATED EBITDA" means, for any period, the sum of:

                  (1) consolidated net income of the Parent and its Consolidated
            Subsidiaries for such period (exclusive of (x) the portion of net income allocable to minority interests in unconsolidated Persons to the extent that cash distributions have not actually been received from such Persons and (y) the effect of any extraordinary or non recurring gain or loss), PLUS

                  (2) to the extent deducted in determining such consolidated net income, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation and amortization (including without limitation amortization of debt issuance costs) and other similar non-cash charges, PLUS

                  (3) for any period ending prior to April 1, 1999, to the
            extent deducted in determining such consolidated net income, (i) all non-cash special charges during such period and (ii) cash special charges not to exceed $150,000,000 during such period.

      "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of (i) the aggregate principal amount of scheduled amortization of Consolidated Indebtedness during such period, (ii) the aggregate amount by which the Revolving Commitments have been reduced during such period to the extent that Revolving Loans have been concurrently repaid in corresponding amounts, (iii) Consolidated Interest Expense for such period, (iv) cash taxes actually paid or required to be paid by the Parent and its Consolidated Subsidiaries, determined on a consolidated basis for such period, (v) Consolidated Capital Expenditures for such period and (vi) cash dividends actually paid or required to be paid by the Parent and its Consolidated Subsidiaries during such period.

      "CONSOLIDATED INDEBTEDNESS" means, at any date, the Indebtedness of the Parent and its Consolidated Subsidiaries determined on a consolidated basis as of such date.

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis for such period, including in any event the interest portion of payments under Capital Lease Obligations, but excluding (i) any amortization of debt issuance costs and (ii) to the extent included in interest expense in accordance with Financial Accounting Standards Board Statements Nos. 87 and 106, deferred payment obligations with respect to pension plans and post retirement benefits.

      "CONSOLIDATED NET WORKING INVESTMENT" means at any date Consolidated Current Assets (exclusive of cash and cash equivalents) MINUS Consolidated Current Liabilities (exclusive of Indebtedness).

      "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Parent and its Consolidated Subsidiaries determined as of such date.

      "CONSOLIDATED RENTAL EXPENSE" means, for any period, the aggregate rental expense of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

      "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Parent in its consolidated financial statements if such statements were prepared as of such date.

      "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

      "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "DOLLARS" or "$" refers to lawful money of the United States of America.

      "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

      "ELIGIBLE SUBSIDIARY" means any of Coleman, First Alert or Signature, and their respective successors, at any time that such Person is a Subsidiary.

      "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA EVENT" means (a) any "REPORTABLE EVENT", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "ACCUMULATED FUNDING DEFICIENCY" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "EVENT OF DEFAULT" has the meaning assigned to such term in Article VII.

      "EXCESS CASH FLOW" means, for any period, the excess (if any), determined without duplication, of:

            the sum of (i) Consolidated EBITDA for such fiscal period, (ii) cash interest income and extraordinary cash income of the Parent and its Consolidated Subsidiaries for such fiscal period (to the extent not included in Consolidated EBITDA) and (iii) any decrease in Consolidated Net Working Investment between the beginning and the end of such period;

MINUS

            the sum of (i) Consolidated Capital Expenditures made in cash in accordance with Section 6.11 during such period, (ii) cash interest expense and extraordinary cash expense of the Parent and its Consolidated Subsidiaries for such period (to the extent not included in Consolidated EBITDA), (iii) any increase in Consolidated Net Working Investment between the beginning and the end of such period, (iv) mandatory reductions of long-term Indebtedness of the Parent and its Consolidated Subsidiaries during such period (adjusted to eliminate the effect of prepayments on account of Excess Cash Flow for a prior period), (v) repayments during such period of the revolving credit loans and short-term Indebtedness of the Parent and its Consolidated Subsidiaries which were not made with the proceeds of other Indebtedness and which repaid amounts cannot be reborrowed or redrawn under the instruments evidencing such loans and short-term Indebtedness, (vi) optional repayments during such period of long-term Indebtedness, including Term Loans, of the Parent and its Consolidated Subsidiaries which were not made with the proceeds of other Indebtedness and which repaid amounts cannot be reborrowed under the instrument evidencing such long-term Indebtedness, and (vii) cash payments with respect to taxes made during such period;

PROVIDED that Consolidated Net Working Investment at the beginning of such period shall be determined on a pro forma basis adjusted to give effect (as if such event had occurred on the first day of such period) to each Permitted Acquisition made in accordance with Section 6.04 during such period.

      "EXCHANGE ACT" has the meaning set forth in Section 5.01(a).

      "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 2.16(a).

      "EXISTING BANTSA LETTER OF CREDIT" means Letter of Credit No. C7285660 issued by Bank of American National Trust and Savings Association for the benefit of National Union Fire Insurance Company of Pittsburgh, Pennsylvania in the maximum stated amount of $13,275,000 having an expiry date of November 3, 1998, as the same may be terminated in accordance with the provisions thereof.

      "EXISTING CORESTATES LETTERS OF CREDIT" means the trade letters of credit issued by CoreStates Bank, N.A. or its subsidiaries for the account of Coleman or any of its subsidiaries up to an aggregate maximum stated amount of $60,000,000, each of which shall expire no later than July 31, 1998.

      "EXISTING RECEIVABLES PROGRAM" means the accounts receivable sales program established pursuant to (i) the Receivables Sale and Contribution Agreement dated as of December 4, 1997 between Sunbeam Products, Inc. and Sunbeam Asset Diversification, Inc. and (ii) the Receivables Purchase and Servicing Agreement dated as of December 4, 1997 by and among Llama Retail Funding, L.P., Capital USA, L.L.C., Sunbeam Asset Diversification, Inc. and Sunbeam Products, Inc.

      "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Parent.

      "FIRST ALERT" means First Alert, Inc., a Delaware corporation.

      "FIRST ALERT ACQUISITION" means the collective transactions contemplated by the First Alert Acquisition Documents, which, if consummated, will result in the Parent and its Subsidiaries owning, collectively, at least 50.1% of the issued and outstanding shares of common stock of First Alert.

      "FIRST ALERT ACQUISITION DOCUMENTS" means (i) the Agreement and Plan of Merger dated as of February 28, 1998 by and among the Parent, Sentinel Acquisition Corp. and First Alert and (ii) each other document executed and delivered at the closing of the First Alert Acquisition, each as in effect on the Effective Date and substantially in the form provided to the Lenders on or prior to the Effective Date and as further amended from time to time in accordance with Section 6.09.

      "FIXED CHARGE COVERAGE RATIO" means, at the last day of any fiscal quarter, the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended to (ii) Consolidated Fixed Charges for the same four-quarter period.

      "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other

Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guarantee issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guarantee and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, it is expressly agreed that the sale, transfer or other disposition of accounts receivable shall be treated, for all purposes of this Agreement, as an Asset Sale.

      "INDEBTEDNESS INCURRENCE" means any incurrence by the Parent or any of its Subsidiaries of any Indebtedness, other than Indebtedness permitted under
Section 6.01(a) through (g), inclusive.

      "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

      "INDEMNITY PROCEEDS" means any amounts constituting indemnity payments received by the Parent or any of its Subsidiaries pursuant to indemnity provisions contained in the Acquisition Documents.

      "INDENTURE" means the Indenture dated as of March 25, 1998 between the Parent and The Bank of New York, as Trustee, as amended from time to time in accordance with Section 6.09.

      "INTEREST COVERAGE RATIO" means, at the last day of any fiscal quarter, the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended to (ii) Consolidated Interest Expense for the same four-quarter period.

      "INTEREST ELECTION REQUEST" means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06.

      "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

      "INTEREST PERIOD" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as a Borrower may elect, PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) if any Interest Period pertaining to a Eurodollar Term Loan includes a date on which a scheduled payment of principal of the Term Loans included in such Borrowing is required to be made under Section 2.09(a) but does not end on such date, then (a) the principal amount of each Eurodollar Term Loan required to be repaid on such date shall have an Interest Period ending on such date and (b) the remainder (if any) of each such Eurodollar Term Loan shall have an Interest Period determined as set forth above. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "ISSUING BANK" means (i) in the case of the Existing BANTSA Letter of Credit, Bank of America National Trust and Savings Association, (ii) in the case of the Existing CoreStates Letters of Credit, CoreStates Bank, N.A. or its subsidiaries and (iii) in all other cases, First Union National Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "ISSUING BANK" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

      "LC DISBURSEMENT" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

      "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, the Existing BANTSA Letter of Credit and the Existing CoreStates Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of a Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage (determined on the basis of the Revolving Commitments) of the total LC Exposure at such time.

      "LC REIMBURSEMENT ACCOUNT" has the meaning set forth in the Parent Pledge and Security Agreement.

      "LENDERS" means the Persons listed on Schedule 2.01 under the heading "LENDERS" and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Acceptance.

      "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

      "LEVERAGE RATIO" means, at the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness on such day (other than Indebtedness consisting of contingent obligations with respect to letters of credit and letters of guarantee) to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such day. For purposes of determining Consolidated EBITDA at any time during the fiscal quarter in which a Permitted Acquisition has been made and the three fiscal quarters immediately succeeding such fiscal quarter, Consolidated EBITDA shall be increased for any fiscal quarter which began prior to such Permitted Acquisition by the amount of Consolidated EBITDA which the Parent shall determine would have been attributable to the acquired assets for the fiscal quarter most recently ended on or prior to the date of such Permitted Acquisition; PROVIDED that (i) the Administrative Agent shall have consented to the calculation on the basis of which the Parent determined such amount to be so attributed and (ii) for the fiscal quarter in which the Permitted Acquisition has occurred, such increase shall be prorated to reflect only the days during such fiscal quarter prior to the consummation of the Permitted Acquisition.

      "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "LOAN DOCUMENTS" means this Agreement, the Letters of Credit, the Subsidiary Guarantees, the Collateral Documents and any Subsidiary Borrowing Agreement executed pursuant to Section 2.19.

      "LOANS" means Term Loans or Revolving Loans or any combination thereof, as the context may require.

      "MAJOR CASUALTY AND INDEMNITY PROCEEDS ACCOUNT" has the meaning set forth in the Parent Pledge and Security Agreement.

      "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received from a Person other than the Parent or any of its Subsidiaries in connection with one or more related events by the Parent or any of its Subsidiaries under any insurance policy maintained by the Parent or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by the Parent or any of its Subsidiaries, in either case only if the amount of such aggregate proceeds or award or other compensation exceeds $10,000,000, in each case less any taxes actually paid or to be payable by the Parent or any of its Subsidiaries (as estimated by a Financial Officer, giving effect to the overall tax position of the Parent) in respect of receipt of such insurance proceeds or award or other compensation, as the case may be.

      "MARGIN STOCK" has the meaning ascribed to such term in Regulations G and U of the Board, as in effect from time to time.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Parent and the Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its obligations under the Loan Documents or (c) the ability of the Lenders or the Administrative Agent to practically realize the rights and benefits, taken as a whole, intended to be afforded to the Lenders or the Administrative Agent, as the case may be, under the Loan Documents.

      "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "PRINCIPAL AMOUNT" of the obligations of the Parent or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

      "MATERIAL SUBSIDIARY" means (i) any Subsidiary Borrower, (ii) as of any date, any other Subsidiary that meets or that, had it then been a Subsidiary, would have met the definition of "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission as of the last day of the fiscal year of the Parent ending on (or most recently ended prior to) such date; PROVIDED THAT, for purposes of this definition of "Material Subsidiary", all references in Regulation S-X to "10 percent" shall be deemed to be references to "5 percent", (iii) any other Subsidiary of the Parent from time to time designated by the Parent as a "Material Subsidiary" for purposes of this Agreement and (iv) any Subsidiary that directly or indirectly owns common stock of a Material Subsidiary; and PROVIDED FURTHER that, for the period from the Effective Date until December 31, 1998, the determination of whether a Subsidiary constitutes a Material Subsidiary within the meaning of the foregoing shall be made on a pro forma basis taking into account the Acquisition. Notwithstanding the foregoing, if the combined assets of all Subsidiaries that are not Material Subsidiaries under the preceding sentence equals or exceeds 10% of the consolidated total assets of the Parent and its Consolidated Subsidiaries, or if the combined income (before taxes, extraordinary items and the cumulative effect of a change in accounting principle) of all Subsidiaries that are not Material Subsidiaries under the preceding sentence equals or exceeds 10% of such income of the Parent and its Consolidated Subsidiaries, then one or more of such non-Material Subsidiaries designated by the Parent (or, if the Parent shall make no designation, then one or more of such subsidiaries in descending order based on their respective contributions to consolidated total assets or combined income, as determined by the Administrative Agent) shall be deemed for purposes of this Agreement to be Material Subsidiaries to the extent necessary to eliminate such excess.

      "MATURITY DATE" means (i) with respect to the Revolving Loans and the Tranche A Term Loans, March 30, 2005 and (ii) with respect to the Tranche B Term Loans, September 30, 2006.

      "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "NET CASH PROCEEDS" means, with respect to any Indebtedness Incurrence or Asset Sale, an amount equal to the cash proceeds received by the Parent or any of its Subsidiaries therefrom or in respect thereof (including any cash proceeds received as income or other cash proceeds of any noncash proceeds of any Asset Sale, but only as and when received), less (x) any expenses reasonably incurred by such Person in respect thereof and (y) solely with respect to any Asset Sale,
(i) the amount of any Indebtedness secured by a Lien on any asset disposed of in such Asset Sale and required to be discharged from the proceeds thereof and (ii) any taxes actually paid or to be payable by such Person (as estimated by a Financial Officer, giving effect to the overall tax position of the Parent) in respect of such Asset Sale.

      "NOTICE OF ACCOUNT DESIGNATION" means the notice of account designation substantially in the form of Exhibit L delivered by the Parent to the Administrative Agent.

      "OBLIGOR" means each of the Parent, the Subsidiary Borrowers and the Subsidiary Guarantors.

      "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

      "PARENT" means Sunbeam Corporation, a Delaware corporation, and its successors.

      "PARENT PLEDGE AND SECURITY AGREEMENT" means the pledge and security agreement substantially in the form of Exhibit B between the Parent and the Administrative Agent entered into as of the Effective Date, as amended from time to time.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "PERFORMANCE PERIOD" shall mean each of the periods commencing after June 30, 1998 on the day that is five Business Days following the day that a complete set of all financial statements required to be delivered to the Administrative Agent under Section 5.01(a) or 5.01(b), as the case may be, is received by it and ending on a day immediately preceding the day that is five Business Days following the day on which the next subsequent complete set of all the financial statements required to be delivered to the Administrative Agent under Section 5.01(a) or 5.01(b), as the case may be, is received by it.

      "PERMITTED ACQUISITION" means any acquisition (other than the Acquisition), whether in a single transaction or series of related transactions, by the Parent or any one or more Subsidiaries, or any combination thereof, of
(i) all or a substantial part of the assets, or a going concern business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of securities of an existing corporation or other Person having ordinary voting power (apart from rights accruing under special circumstances) to elect a majority of the board of directors of such corporation or other Person or (iii) control of a greater than 50% ownership interest in any existing partnership, joint venture or other Person, PROVIDED that:

            (w) both before and immediately after giving effect to such acquisition, no Default shall have occurred and be continuing;

            (x) the Person whose assets, securities or equity interests are being acquired is engaged in businesses of the type conducted by the Parent and its Subsidiaries and businesses reasonably related thereto or to the sale and distribution of household consumer products;

            (y) the Parent shall be in compliance with Sections 6.12, 6.13, and 6.14, after the Leverage Ratio, Interest Coverage Ratio, Fixed Charges Coverage Ratio and Consolidated EBITDA are each adjusted with respect to such acquisition on the date of consummation or proposed consummation thereof (the "Transaction Date") as follows: in calculating Consolidated EBITDA, Consolidated Interest Expense and Consolidated Rental Expense, (1) the incurrence of any Indebtedness in connection with such acquisition and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the period of four consecutive fiscal quarters (or other period) for which such amounts are required to be determined in accordance with the definitions of Leverage Ratio, Interest Coverage Ratio and Fixed Charges Coverage Ratio (the "Reference Period"),
      (2) pro forma effect shall be given to any acquisition (including adjustments to operating results required to be made in accordance with
      GAAP) which occurs during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date as if such acquisition had occurred on the first day of the Reference Period, (3) the incurrence of any Indebtedness during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of such Reference Period and (4) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an interest party swap or cap or similar agreement (which shall remain in effect for the twelve month period after the Transaction Date) which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used; and

            (z) at least thirty days prior to the closing date for any such acquisition (or, in the case of any acquisition that occurs within 30 days after the Effective Date, within such time as the Parent and the Administrative Agent agree), the Parent shall have delivered to the Administrative Agent (1) a compliance certificate certifying the Parent's compliance with the provisions of this Agreement, including, without limitation, Sections 6.12, 6.13 and 6.14, after giving effect on a pro forma basis to such acquisition and (2) a report of the chief financial officer or chief accounting officer of the Parent, in a form and providing sufficient detail and justification for the information provided therein, including assumptions, as shall be found to be reasonable by the Administrative Agent in its good faith discretion after completion of reasonable due diligence, establishing (A) the basis for such certification and (B) that after giving effect to such acquisition and the financing therefor, the Parent shall be in compliance on a pro forma basis until the end of the fiscal year immediately following the fiscal year in which such acquisition is proposed to be consummated with the covenants contained in Sections 6.12, 6.13 and 6.14.

      "PERMITTED ENCUMBRANCES" means:

      (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

      (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business or with respect to obligations that are being contested in compliance with Section 5.04;

      (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

      (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

      (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Subsidiary;

      PROVIDED that the term "PERMITTED ENCUMBRANCES" shall not include any Lien securing Indebtedness (other than the Loans and reimbursement obligations in respect of LC Disbursements).

      "PERMITTED INVESTMENTS" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 from Standards & Poor's Rating Group or at least P-1 from Moody's Investor Service Inc.;

                  (c) investments in certificates of deposit, banker's
            acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) investments in money market funds which invest
            substantially all of their assets in securities of the types described in the foregoing clauses (a) through (d).

      "PERMITTED LIENS" means any Lien permitted under Section 6.02.

      "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "EMPLOYER" as defined in Section 3(5) of ERISA.

      "PLAN REVERSION PROCEEDS" means the aggregate amount of payments received by the Parent or any of its Subsidiaries from the termination of a Plan.

      "PLEDGE AND SECURITY AGREEMENT" means the Parent Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement or the Subsidiary Borrower Pledge and Security Agreement, as the context may require, and "PLEDGE AND SECURITY AGREEMENTS" means all of the foregoing.

      "PREPAYMENT ACCOUNT" has the meaning set forth in the Parent Pledge and Security Agreement.

      "PRIME RATE" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "REDUCTION PERCENTAGE" means (i) in the case of Excess Cash Flow, 50% prior to the Trigger Date and 25% thereafter and (ii) in all other cases, 100%. For the purpose of this definition, "Trigger Date" means the first day of the next succeeding fiscal quarter of the Parent following delivery of financial statements pursuant to Section 5.01 for the immediately preceding fiscal quarter demonstrating a Leverage Ratio of less than 2.75 to 1.0.

      "REFINANCED INDEBTEDNESS" means the Indebtedness to be refinanced in connection with the transactions contemplated hereunder as set forth on Schedule 5.08.

      "REGISTER" has the meaning set forth in Section 10.04.

      "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "REQUIRED LENDERS" means, at any time, Lenders having in the aggregate at least 51% of the sum of (i) Revolving Credit Exposures and unused Revolving Commitments at such time, (ii) the principal amount of Tranche A Term Loans and unused Tranche A Term Commitments at such time and (iii) the principal amount of Tranche B Loans and unused Tranche B Term Commitments at such time.

      "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Parent or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Parent or any option, warrant or other right to acquire any such shares of capital stock of the Parent.

      "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (x) reduced from time to time pursuant to Section 2.07(c) and (y) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01 under the heading "REVOLVING COMMITMENT", or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $600,000,000.

      "REVOLVING CREDIT AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of (i) the Maturity Date and
(ii) the date of termination of the Revolving Commitments.

      "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

      "REVOLVING LOAN" means a loan made pursuant to Section 2.01(c).

      "SIGNATURE" means Signature Brands USA, Inc., a Delaware corporation.

      "SIGNATURE ACQUISITION" means the collective transactions contemplated by the Signature Acquisition Documents, which, if consummated, will result in the Parent and its Subsidiaries owning, collectively, at least 51% of the issued and outstanding shares of common stock of Signature.

      "SIGNATURE ACQUISITION DOCUMENTS" means (i) the Agreement and Plan of Merger dated as of February 28, 1998 between the Parent, Java Acquisition Corp. and Signature and (ii) each other document executed and delivered at the closing of the Signature Acquisition, each as in effect on the Effective Date and as further amended from time to time in accordance with Section 6.09.

      "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurodollar funding (currently referred to as "EURODOLLAR LIABILITIES" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurodollar funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "SUBORDINATED NOTES" means the Zero Coupon Convertible Senior Subordinated Notes Due 2018 issued by the Parent pursuant to the Indenture.

      "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "SUBSIDIARY" means any subsidiary of the Parent.

      "SUBSIDIARY BORROWER" means at any time, any Eligible Subsidiary of the Parent designated as a Subsidiary Borrower by the Parent pursuant to Section
2.19 that has not ceased to be a Subsidiary Borrower pursuant to such Section.

      "SUBSIDIARY BORROWER PLEDGE AND SECURITY AGREEMENT" means a pledge and security agreement substantially in the form of Exhibit H between a Subsidiary Borrower and the Administrative Agent, as amended from time to time.

      "SUBSIDIARY BORROWING AGREEMENT" means a subsidiary borrowing agreement substantially in the form of Exhibit G among the Parent, an Eligible Subsidiary and the Administrative Agent, as amended from time to time.

      "SUBSIDIARY GUARANTEE" means a guarantee agreement substantially in the form of Exhibit D executed by each Subsidiary Guarantor for the benefit of the Administrative Agent, as amended from time to time.

      "SUBSIDIARY GUARANTORS" means each Material Subsidiary identified on
Schedule 3.01(a) and Schedule 3.01(b) and each other Person who becomes a party to the Subsidiary Guarantee pursuant to Section 5.09.

      "SUBSIDIARY PLEDGE AND SECURITY AGREEMENT" means the pledge and security agreement substantially in the form of Exhibit E among each Subsidiary Guarantor and the Administrative Agent, as amended from time to time.

      "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "TERM COMMITMENTS" means Tranche A Term Commitments and Tranche B Term Commitments, or any combination thereof, as the context may require.

      "TERM LOANS" means Tranche A Term Loans and Tranche B Term Loans, or any combination thereof, as the context may require.

      "TRANCHE A AVAILABILITY PERIOD" means the period from and including the Tranche A Effective Date to but excluding the earlier of (i) June 30, 1998 and
(ii) the date of termination of the Tranche A Term Commitments.

      "TRANCHE A EFFECTIVE DATE" means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 10.02).

      "TRANCHE A TERM COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Tranche A Term Loans hereunder, as such commitment may be (x) reduced from time to time pursuant to Sections 2.07(c) and 2.09(b) and (y) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche A Term Commitment is set forth on
Schedule 2.01 under the heading "TRANCHE A TERM COMMITMENT", or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Term Commitments is $900,000,000.

      "TRANCHE A TERM LOAN" means a loan made pursuant to Section 2.01(a).

      "TRANCHE B EFFECTIVE DATE" means the date on which the conditions specified in Section 4.03 are satisfied (or waived in accordance with Section 10.02).

      "TRANCHE B AVAILABILITY PERIOD" means the period from and including the Tranche B Effective Date to but excluding the earlier of (i) May 15, 1998 and
(ii) the date of termination of the Tranche B Term Commitments.

      "TRANCHE B TERM COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Tranche B Term Loans hereunder, as such commitment may be (x) reduced from time to time pursuant to Section 2.07(c) and 2.09(b) and (y) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche B Term Commitment is set forth on
Schedule 2.01 under the heading "TRANCHE B TERM COMMITMENT", or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Term Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Term Commitments is $500,000,000.

      "TRANCHE B TERM LOAN" means a loan made pursuant to Section 2.01(b).

      "TRANSACTIONS" means the execution, delivery and performance by the Borrowers of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

      "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

      "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of which all of the equity securities or other ownership interests (other than, in the case of a corporation or other similar legal entity, directors' qualifying shares or shares held by residents of the jurisdiction in which such corporation or other similar legal entity is organized as required by the law of such jurisdiction) are directly or indirectly owned or controlled by the Parent or one or more Wholly Owned Subsidiaries or by the Parent and one or more Wholly Owned Subsidiaries of the Parent.

      "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "REVOLVING LOAN") or by Type (E.G., a "EURODOLLAR LOAN") or by Class and Type (E.G., a "EURODOLLAR REVOLVING LOAN"). Borrowings also may be classified and referred to by Class (E.G., a "REVOLVING BORROWING") or by Type (E.G., a "EURODOLLAR BORROWING") or by Class and Type (E.G., a "EURODOLLAR REVOLVING BORROWING").

      SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION". The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "ASSET" and "PROPERTY" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time (subject to Section 6.10; PROVIDED that, if the Parent notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                    ARTICLE 2
                                   THE CREDITS

      SECTION 2.01. COMMITMENTS. (a) TRANCHE A TERM LOANS. Subject to the terms and conditions set forth herein, each Lender agrees to make loans to any Borrower on not more than four dates during the Tranche A Availability Period in an aggregate principal amount that will not result in such Lender's Tranche A Term Loans to all Borrowers exceeding such Lender's Tranche A Term Commitment. Loans made pursuant to this paragraph are not revolving in nature and amounts of such loans repaid or prepaid may not be reborrowed.

     (b) TRANCHE B TERM LOANS. Subject to the terms and conditions set forth herein, each Lender agrees to make a single loan to any Borrower during the Tranche B Availability Period in a principal amount that will not result in such Lender's Tranche B Term Loans to all Borrowers exceeding such Lender's Tranche B Term Commitment. Loans made pursuant to this paragraph are not revolving in nature and amounts of such loans repaid or prepaid may not be reborrowed.

     (c) REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender agrees to make loans to any Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure to all Borrowers exceeding such Lender's Revolving Commitment; PROVIDED that, prior to the Tranche B Term Loan Borrowing, the aggregate amount of the Revolving Credit Exposure of all of the Lenders shall not exceed $100,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

      SECTION 2.02. LOANS AND BORROWINGS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the relevant Class made by the Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; PROVIDED that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Maturity Date for the relevant Class.

      SECTION 2.03. REQUESTS FOR BORROWINGS. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Charlotte, North

Carolina time, three Business Days before the date of the proposed Borrowing or
(b) in the case of an ABR Borrowing, not later than 10:00 a.m., Charlotte, North Carolina, on the same Business Day of the proposed Borrowing; PROVIDED that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e), may be given not later than 9:00 a.m., Charlotte, North Carolina time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

         (i) the identity of the Borrower and the aggregate amount of the requested Borrowing;

         (ii) the date of such Borrowing, which shall be a Business Day;

         (iii) whether such Borrowing is to be a Tranche A Term Borrowing, a Tranche B Term Borrowing, or a Revolving Borrowing;

         (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

         (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "INTEREST PERIOD"; and

         (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

     If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender with a Commitment of the relevant Class of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      SECTION 2.04. LETTERS OF CREDIT. (a) Subject to the terms and conditions set forth herein, a Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Credit Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (at least three Business Days before the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $200,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.

     (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is thirty Business Days prior to the Maturity Date for Revolving Loans.

     (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage (if any) of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage (if any) of each LC Disbursement made by the Issuing Bank and not reimbursed on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) REIMBURSEMENT. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Charlotte, North Carolina time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Charlotte, North Carolina time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Charlotte, North Carolina time, on
(i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Charlotte, North Carolina time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; PROVIDED that, if such LC Disbursement is not less than $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender with a Revolving Commitment of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each such Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f) OBLIGATIONS ABSOLUTE. Each Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

     (h) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph
(e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) REPLACEMENT OF THE ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement among the Parent, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Parent shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "ISSUING BANK" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that a Borrower receives notice from the

Administrative Agent or the Lenders with LC Exposure representing at least 51% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in the LC Reimbursement Account established pursuant to Section 6(C) of the Parent Pledge and Security Agreement an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (h) or (i) of Article
7. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

     (k) EXISTING CORESTATES LETTERS OF CREDIT. The parties hereto agree that, as of May 15, 1998 (or such later date on which the merger of CoreStates Bank, N.A. and First Union National Bank is consummated), the Existing CoreStates Letters of Credit shall be deemed to have been issued pursuant to this Agreement and all provisions hereof shall apply thereto as if such CoreStates Letters of Credit were issued hereunder on such date.

      SECTION 2.05. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Charlotte, North Carolina time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the Notice of Account Designation; PROVIDED that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such

Borrowing (if any), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      SECTION 2.06. INTEREST ELECTIONS. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

         (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

         (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

         (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

         (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "INTEREST PERIOD".

     If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.07. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Tranche A Commitments shall terminate on the last day of the Tranche A Availability Period; the Tranche B Commitments shall terminate on the Tranche B Effective Date simultaneous with the funding of the Loans made under the Tranche B Commitments on the Tranche B Effective Date; and the Revolving Commitments shall terminate on the last day of the Revolving Credit Availability Period.

     (b) (i) The Parent may at any time terminate, or from time to time reduce, the Commitments of any class; PROVIDED that (A) each reduction of the

Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (B) the Parent shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Revolving Commitments.

         (ii) The Tranche A Commitments shall be reduced by (A) $180,000,000 if the First Alert Acquisition is not consummated on or prior to the last day of the Tranche A Availability Period and (B) $275,000,000 if the Signature Acquisition is not consummated on or prior to the last day of the Tranche A Availability Period.

     (c) The Parent shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders having Commitments of the affected Class of the contents thereof. Each notice delivered by the Parent pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Parent may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

      SECTION 2.08. MATURITY OF LOANS; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender to such Borrower on the relevant Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the

Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      SECTION 2.09. MANDATORY REPAYMENT AND PREPAYMENT OF LOANS AND REDUCTION OF COMMITMENTS. (a) REPAYMENT. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender having Term Loans, on each date set forth below, an aggregate principal amount of such Loans made to such Borrower so that the aggregate principal amount of all Loans being repaid by all of the Borrowers on such date is equal to the amount set forth below for such Class opposite such date (as such amount may be reduced pursuant to paragraph (b)(iv) below or Section 2.10(c)):

                         TRANCHE-A-TERM     TRANCHE B TERM
         DATE            LEANS AMOUNT        LOANS AMOUNT
------------------     -----------------   ---------------
September 30, 1998     $          0        $    2,500,000
March 31, 1999         $          0        $    2,500,000
September 30, 1999     $ 75,000,000        $    2,500,000
March 31, 2000         $ 75,000,000        $    2,500,000
September 30, 2000     $ 75,000,000        $    2,500,000
March 31, 2001         $ 75,000,000        $    2,500,000
September 30, 2001     $ 75,000,000        $    2,500,000
March 31, 2002         $ 75,000,000        $    2,500,000
September 30, 2002     $ 75,000,000        $    2,500,000
March 31, 2003         $ 75,000,000        $    2,500,000

                        TRANCHE-A-TERM     TRANCHE B TERM
         DATE            LEANS AMOUNT        LOANS AMOUNT
------------------     -----------------   ---------------
September 30, 2003     $ 75,000,000        $    2,500,000
March 31, 2004         $ 75,000,000        $    2,500,000
September 30, 2004     $ 75,000,000        $    2,500,000
March 31, 2005         $ 75,000,000        $    2,500,000
September 30, 2005     $          0        $  157,500,000
March 31, 2006         $          0        $  157,500,000
September 30, 2006     $          0        $  150,000,000

      (b) PREPAYMENT AND REDUCTION. (i) In addition, the Parent shall prepay or cause a Subsidiary Borrower to prepay Term Loans (or the Term Commitments shall be reduced) as follows:

            (x) on the date which the Parent or any of its Subsidiaries shall receive any Net Cash Proceeds with respect to (1) any Asset Sale made in any fiscal year, but solely if, and solely to the extent that, the aggregate Net Cash Proceeds from such Asset Sale, when combined with all other Asset Sales previously made during such fiscal year, exceeds $15,000,000 or (2) any Indebtedness Incurrence, the Parent shall prepay, or cause a Subsidiary Borrower to prepay, Term Loans (or, if Term Commitments are outstanding, the Term Commitments shall be reduced until the Term Commitments have been reduced to zero), in the aggregate, by an amount equal to the Reduction Percentage of such Net Cash Proceeds; PROVIDED that (A) if the Net Cash Proceeds are less than $5,000,000, such prepayment or reduction shall be made upon receipt of proceeds such that, together with all other such amounts not previously applied, aggregate Net Cash Proceeds are equal to at least $5,000,000; (B) the Parent or the Subsidiary Borrower receiving the Net Cash Proceeds shall not be required to apply to such prepayment or reduction up to $50,000,000 of Net Cash Proceeds of Asset Sales which would otherwise be required to be applied to such prepayment or reduction, to the extent such Net Cash Proceeds are reinvested within 365 days of such Asset Sales in productive assets of a kind used or usable in the business of the Parent or such Subsidiary; and (C) such prepayment shall not be required with respect to Net Cash Proceeds from Asset Sales consisting of sales of accounts receivables by the Parent or any of its Subsidiaries, whether pursuant to the Existing Receivables Program or otherwise, to the extent that the aggregate principal amount to be recovered from the sales of such accounts receivables shall not exceed at any time outstanding $100,000,000.

            (y) on or before the 95th day after the end of each fiscal year beginning with the fiscal year ending in 1998, the Parent shall prepay, or cause a Subsidiary Borrower to prepay, Term Loans by an amount equal to the Reduction Percentage of Excess Cash Flow for such fiscal year.

           (ii) In addition, promptly following receipt by the Parent or any of its Subsidiaries of any Major Casualty Proceeds or Indemnity Proceeds, the Parent shall deposit in the Major Casualty and Indemnity Proceeds Account established pursuant to Section 6(A) of the Parent Pledge and Security Agreement an amount of cash equal to the amount of such Major Casualty Proceeds or Indemnity Proceeds, as the case may be. So long as no Default has occurred and is continuing, an amount equal to the aggregate amount of such cash proceeds which such Person has expended or committed to expend for the restoration, replacement or environmental remediation of the asset in respect of which such Major Casualty Proceeds payment was made or to remedy the event giving rise to such Indemnity Proceeds payment, shall be released by the Administrative Agent to the Parent; PROVIDED that if within 180 days of receipt of such payment such Person shall not have expended or committed to expend an equivalent amount for the restoration, replacement or environmental remediation of the asset in respect of which such Major Casualty Proceeds payment was made, or to remedy the event giving rise to such Indemnity Proceeds payment, the excess of the amount of such payment over the amount of such expenditures and commitments shall be applied to prepay the Term Loans (or, if Term Commitments are outstanding, reduce the Term Commitments until the Term Commitments have been reduced to zero) on such 180th day.

           (iii) The Parent shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment or reduction under this paragraph not later than 11:00 a.m., Charlotte, North Carolina time, three Business Days before the date of prepayment or reduction, as the case may be (or, solely if such prepayment will be a prepayment of ABR Loans only, no later than 11:00 a.m., Charlotte, North Carolina time, one Business Day before the date of such prepayment). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Each prepayment of Loans of any Class made pursuant to this Section shall be applied to such Borrowing or Borrowings of such Class as the Parent may designate in the notice of prepayment delivered with respect thereto (or, failing such designation, as determined by the Administrative Agent), and shall be applied to repay ratably the Loans of such Class of the several Lenders included in such Borrowing or Borrowings. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to the provisions of Section 2.15.

           (iv) The amount of any prepayment of the Term Loans made pursuant to clauses (i) or (ii) of this paragraph shall be applied to reduce ratably the amount of each subsequent scheduled repayment of the Term Loans to be made by the Borrowers pursuant to paragraph (a) of this Section.

      (c) OPTION OF TRANCHE B LENDERS NOT TO ACCEPT PREPAYMENTS. (i) The Parent shall (x) at least one Business Day prior to any date (an "UNSCHEDULED PREPAYMENT DATE") on which any prepayment of the Tranche B Term Loans (an "UNSCHEDULED PREPAYMENT"), other than a prepayment of such Loans in whole, would, but for the provisions of this paragraph (c), otherwise have been made pursuant to this Section or Section 2.10, deliver a notice conforming to the requirements set forth below (a "PREPAYMENT NOTICE") to the Administrative Agent and (y) on or prior to such Unscheduled Prepayment Date, deposit in the Prepayment Account established pursuant to Section 6(D) of the Parent Pledge and Security Agreement an amount equal to the principal amount that would have been payable pursuant to this Section or Section 2.10 on such Unscheduled Prepayment Date in respect of such Unscheduled Prepayment. Such Unscheduled Prepayment shall not occur on such Unscheduled Prepayment Date but shall instead be deferred as hereinafter provided in this paragraph (c). Upon receipt of any Prepayment Notice, the Administrative Agent shall promptly notify each affected Lender of the contents hereof. Amounts on deposit in the Prepayment Account shall be deemed to reduce the aggregate principal amount of Loans outstanding as if applied to the repayment thereof, but only with respect to calculations made for purposes of determining compliance with the covenants set forth in Sections 6.12, 6.13, and 6.14.

           (ii) Each Prepayment Notice shall be in writing, shall refer to this paragraph (c) and shall (w) set forth the amount of the Unscheduled Prepayment and the prepayment that the applicable Term Lender will be entitled to receive if it accepts prepayment of its Tranche B Term Loans in accordance with this subsection, (x) contain an offer to prepay on a specified date (each such date, a "DEFERRED UNSCHEDULED PREPAYMENT DATE"), which shall not be less than 20 days or more than 25 days after the date of such Prepayment Notice, the Tranche B Term Loans of such

      Lender by an aggregate principal amount equal to such Lender's ratable share of such Unscheduled Prepayment (determined by reference to the outstanding principal amount of such Lender's Tranche B Term Loan as a proportion of the aggregate outstanding principal amount of the Tranche B Term Loans of all of the Lenders), (y) request such Lender to notify the Parent and the Administrative Agent in writing, no later than the fifth Business Day prior to the Deferred Unscheduled Prepayment Date, of such Lender's acceptance or rejection (in each case, in whole and not in part) of such offer of prepayment and (z) inform such Lender that the failure by such Lender to reject such offer in writing on or before the fifth day prior to such Deferred Unscheduled Prepayment Date shall be deemed an acceptance of such prepayment offer. Each Prepayment Notice shall be given by telecopy, confirmed hand delivery or overnight courier service, in each case addressed to the Administrative Agent and each affected Lender as provided in Section 10.01.

           (iii) On each Deferred Unscheduled Prepayment Date, the Administrative Agent shall withdraw from the Prepayment Account the aggregate amount required to prepay the Tranche B Term Loans of each of the Lenders that shall have accepted (or been deemed to have accepted) prepayment in accordance with the related Prepayment Notice (each, an "ACCEPTING LENDER") and shall cause such amount to be applied to prepay the outstanding Tranche B Term Loans of the Accepting Lenders.

           (iv) Any amount remaining in the Prepayment Account on any Deferred Unscheduled Prepayment Date after giving effect to the prepayments required by clause (iii) above (exclusive of any interest or profits with respect to amounts held in the Prepayment Account) shall be withdrawn and applied by the Administrative Agent (x) to prepay the principal of the then outstanding Tranche A Term Loans ratably in proportion to their then outstanding principal amounts, and/or (y) after all Term Loans have been repaid, or all Tranche B Lenders having Tranche B Term Loans outstanding have declined to accept prepayments, to reduce the Commitments, all in accordance with paragraph (b) above or Section 2.10, as applicable.

      SECTION 2.10. OPTIONAL PREPAYMENT OF LOANS. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing of any Class in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

      (b) A Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

      (c) Each prepayment of the Term Loans made pursuant to this Section shall be allocated pro rata on the basis of principal amount among the then outstanding Tranche A Term Loans and Tranche B Term Loans. The amount of any prepayment of the Term Loans made by a Borrower pursuant to this Section shall be applied to reduce ratably the amount of each subsequent scheduled repayment of the Term Loans in order of maturity to be made by the Borrowers pursuant to
Section 2.09(a).

      SECTION 2.11. FEES. (a) The Parent agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue (i) during the period from and including the Effective Date to but excluding the first day of the initial Performance Period, at the rate of .375% per annum and
(ii) during the period from and including the first day of the initial Performance Period to but excluding the date on which the last Commitment terminates, at the Applicable Rate, in each case on the daily aggregate unused amount of the Commitments of such Lender; PROVIDED that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the relevant Commitments terminate, commencing on the first such date to occur after the date hereof; PROVIDED that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (b) The Parent agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue (x) during the period from and including the Effective Date to but excluding the first day of the initial Performance Period, at the rate of 1.25% per annum and (y) during the period from and including the first day of the initial Performance Period to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, at the Applicable Rate, in each case on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 1/4% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable on the last day of March, June, September and December of each year and on the later of the date on which the Revolving Commitments terminate and the date on which the Lenders cease to have any LC Exposure, commencing on the first such date to occur after the Effective Date; PROVIDED that any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (c) The Parent agrees to pay to each Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent and such Agent.

      (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each of the other Agents and the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the relevant Lenders. Fees paid shall not be refundable under any circumstances.

      SECTION 2.12. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus (i) for each day during the period from and including the Effective Date to but excluding the first day of the initial Performance Period, the rate of .25% per annum (with respect to Revolving

Loans and Tranche A Term Loans) or .75% per annum (with respect to Tranche B Term Loans) and (ii) thereafter, the Applicable Rate.

      (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus
(i) for each day during the period from and including the Effective Date to but excluding the first day of the initial Performance Period, the rate of 1.50% per annum (with respect to Revolving Loans and Tranche A Term Loans) or 2.00% per annum (with respect to Tranche B Term Loans) and (ii) thereafter, the Applicable Rate.

      (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

      (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Revolving Credit Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

      (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      SECTION 2.13. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

      (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

      (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective,
(ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

      SECTION 2.14. INCREASED COSTS. (a) If any Change in Law shall:

           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

           (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Parent will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

      (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of the

Loan Documents or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Parent will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

      (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Parent shall be conclusive absent manifest error. The Parent shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; PROVIDED that the Parent shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

      SECTION 2.15. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the Parent shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent and shall be conclusive absent manifest error. The Parent shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      SECTION 2.16. TAXES. (a) Any and all payments by or on account of any obligation of any Borrower under the Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Each Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

      SECTION 2.17. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, Charlotte, North Carolina time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Charlotte, North Carolina, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

      (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

      (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class or participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender with respect to its Loans of the relevant Class or participations in LC Disbursements and accrued interest thereon, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of the relevant Class and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

      (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

      (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or 2.04(e), 2.05(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      SECTION 2.18. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16 as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) such Borrower or the Parent shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to
Section 2.16,
such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.

      SECTION 2.19. SUBSIDIARY BORROWINGS. Subject to the prior or concurrent satisfaction of each of the following conditions, any Eligible Subsidiary may be designated by the Parent as a Subsidiary Borrower hereunder following the acquisition of Control of such Eligible Subsidiary by the Parent, entitled to the rights and subject to the obligations incident thereto:

      (a) The Administrative Agent (or its counsel) shall have received from the Parent and such Subsidiary Borrower a counterpart of a Subsidiary Borrowing Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart thereof.

      (b) The Administrative Agent (or its counsel) shall have received from such Subsidiary Borrower a counterpart of a Subsidiary Borrower Pledge and Security Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart thereof.

      (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date that such Borrowing Subsidiary is making its Initial Borrowing) of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Subsidiary Borrower, substantially in the form of Exhibit I, and of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit J, and each covering such other matters relating to the Obligors, the Loan Documents or the Transactions as the Required Lenders shall reasonably request.

      (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence, good standing and solvency of such Subsidiary Borrower, the authorization of the Transactions and any other legal matters relating to any of the foregoing, all in form and substance satisfactory to the Administrative Agent and its counsel.

      SECTION 2.20. COMPETITIVE BID AMENDMENT. As promptly as practicable following (i) the date on which the Parent's long-term Indebtedness is assigned an investment grade rating by Standard & Poor's Rating Group or Moody's Investor Service Inc. or (ii) if the Parent's long-term Indebtedness is not rated, the date on which the Parent delivers financial statements pursuant to Section 5.01 demonstrating that the Leverage Ratio for the immediately preceding four fiscal quarters is equal to or less than 2.0 to 1, this Agreement shall be amended in a manner reasonably satisfactory to the Parent and the Required Lenders to provide that Loans may be made to the Parent bearing interest at a rate based on competitive bids by the Lenders.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

      Each of the Parent and each Subsidiary Borrower (to the extent applicable to such Subsidiary Borrower) represents and warrants to the Lenders that:

      SECTION 3.01. ORGANIZATION; POWERS. (a) Each of the Obligors and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Schedule 3.01(a) identifies each Material Subsidiary organized under the laws of the United States of America or any State thereof.

      (b) Schedule 3.01(b) lists each Material Subsidiary organized under the laws of any jurisdiction outside of the United States of America.

      SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Loan Document has been duly executed and delivered by each Obligor party thereto and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent or any of its Material Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent or any of its Material Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent or any of its Material Subsidiaries (other than as set forth in Schedule 3.03), and (d) will not result in the creation or imposition of any Lien on any asset of the Parent or any of its Material Subsidiaries (other than the Liens created by the Collateral Documents).

      SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) The Parent has heretofore furnished to the Lenders (i) its consolidated statements of operations, stockholders equity and cash flows as of and for each of the fiscal years ended December 28, 1997, December 29, 1996 and December 31, 1995 and (ii) its consolidated balance sheets as of and for each of the fiscal years ended December 28, 1997 and December 29, 1996, reported on by Arthur Andersen LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

      (b) Since December 28, 1997, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Parent and its Subsidiaries, taken as a whole.

      (c) The Parent has heretofore furnished to the Lenders the pro forma balance sheet of the Parent as of December 28, 1997 certified by one of its Financial Officers. Such balance sheet presents fairly, in all material respects, the financial position of the Parent and its Consolidated Subsidiaries as of December 28, 1997 in accordance with GAAP on a pro forma basis, adjusted to give effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Transactions contemplated to occur in connection therewith (including without limitation the making of Loans), (iii) the application of the proceeds therefrom as contemplated by the Acquisition Documents and the Loan Documents and (iv) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet and the Effective Date, the Parent had and has no material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet.

      SECTION 3.05. PROPERTIES. (a) Each of the Parent and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

      (b) Each of the Parent and its Material Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent and its Material Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) Other than as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent, threatened against or affecting the Parent or any of its Material Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, considering, among other things, reserves established by the Parent or its applicable Material Subsidiaries, or (ii) that involve the Loan Documents, or the Transactions, the Acquisition Documents or the Acquisition.

      (b) Except as set forth on Schedule 3.06, neither the Parent nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability which, in each case, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, considering, among other things, reserves established by the Parent or its applicable Material Subsidiaries.

      (c) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.06 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

      SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Parent and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      SECTION 3.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Parent nor any of its Subsidiaries is (a) an "INVESTMENT COMPANY" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a


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


"HOLDING COMPANY" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 3.09. TAXES. Each of the Parent and its Material Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves.

      SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.

      SECTION 3.11. DISCLOSURE. The Parent has disclosed to the Lenders all material agreements, instruments and corporate or other restrictions to which it, any of its Material Subsidiaries or any of Coleman, First Alert, Signature or any Subsidiary of Coleman, First Alert or Signature is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information (taken as a whole) furnished by or on behalf of any Obligor to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      SECTION 3.12. GUARANTORS. The Subsidiary Guarantors are all of the Material Subsidiaries (other than Subsidiaries organized under the laws of any jurisdiction outside the United States of America), and each Subsidiary Guarantor is a wholly-owned Subsidiary.



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


      SECTION 3.13. COLLATERAL DOCUMENTS. Each of the representations and warranties made by the Obligors in the Collateral Documents is true and correct.

      SECTION 3.14. ACQUISITION DOCUMENTS. As of each of the Effective Date, the Tranche A Effective Date and the Tranche B Effective Date, each of the representations and warranties made in the Acquisition Documents by the Parent is true and correct in all material respects.

      SECTION 3.15. SOLVENCY. As of each of the Effective Date, the Tranche A Effective Date and the Tranche B Effective Date, after giving effect to the transactions contemplated hereby to occur on such date: (i) the aggregate fair market value of the assets of each of the Parent and the other Obligors will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) each of the Parent and the other Obligors will be able to pay its debts as they mature and (iii) each of the Parent and the other Obligors will not have unreasonably small capital for the business in which it is engaged.

      SECTION 3.16. OUTSTANDING INDEBTEDNESS. Schedule 3.16 identifies all outstanding Indebtedness (other than intercompany Indebtedness), as of the Effective Date, of any of the Parent, CLN, Coleman, First Alert or Signature or any of their respective subsidiaries.

                                    ARTICLE 4

                                   CONDITIONS

      SECTION 4.01. EFFECTIVE DATE. The Effective Date hereunder shall occur on the first date on which each of the conditions set forth in Schedule 4.01 is satisfied (or waived in accordance with Section 10.02), it being understood that with respect to the conditions set forth in clauses (e) and (h) of Schedule 4.01, each Lender shall be deemed to have determined that such conditions shall have been satisfied unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date that such Lender does not consider such conditions to have been satisfied (or, solely with respect to the conditions set forth in clause (e), the Lenders shall not have received any documents referred to therein).

      The Administrative Agent shall notify the Parent and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the conditions set forth in Schedule 4.01 is satisfied (or waived pursuant to


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


Section 10.02) at or prior to 3:00 p.m., New York City time, on April 15, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

      SECTION 4.02. TRANCHE A EFFECTIVE DATE. The Tranche A Effective Date shall occur hereunder on the first date on which each of the conditions set forth in
Schedule 4.02 is satisfied (or waived in accordance with Section 10.02). The Administrative Agent shall notify the Parent and the Lenders of the Tranche A Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Tranche A Term Loans shall not become effective unless each of the conditions set forth in Schedule 4.02 is satisfied (or waived in accordance with Section 10.02) at or prior to 3:00 p.m., New York City time, on June 30, 1998 (and, in the event such conditions are not so satisfied or waived, the Tranche A Commitments shall terminate at such time).

      SECTION 4.03. TRANCHE B EFFECTIVE DATE. The Tranche B Effective Date shall occur hereunder on the first date on which each of the conditions set forth in
Schedule 4.03 is satisfied (or waived in accordance with Section 10.02). The Administrative Agent shall notify the Parent and the Lenders of the Tranche B Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Tranche B Term Loans shall not become effective unless each of the conditions set forth in Schedule 4.03 is satisfied (or waived in accordance with Section 10.02) at or prior to 3:00 p.m., New York City time, May 15, 1998 (and, in the event such conditions are not so satisfied or waived, the Tranche B Commitments shall terminate at such time).

      SECTION 4.04. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

      (a) The Effective Date shall have occurred and, in the case of any Tranche A Term Loans, the Tranche A Effective Date shall have occurred, and, in the case of any Tranche B Term Loans, the Tranche B Effective Date shall have occurred.

      (b) The representations and warranties of the Obligors set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

      (c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.



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


      Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Parent and each Subsidiary Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent covenants and agrees with the Lenders that:

      SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Parent will furnish to the Administrative Agent:

      (a) within 90 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year (which may be on Form 10-K, so long as the Parent is subject to periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "GOING CONCERN" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

      (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year (which may be on Form 10-Q, so long as the Parent is subject to the periodic reporting requirements of the Exchange Act), setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

      (c) concurrently with any delivery of financial statements under clause
(a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01 and 6.11 through 6.15, inclusive and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

      (d) concurrently with any delivery of financial statements under clause
(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

      (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be;

      (f) prior to the end of each fiscal year of the Parent, copies of an operating plan and financial forecast for the next fiscal year, by the management of the Parent for internal use;

      (g) promptly following the delivery thereof to the Parent or its board of directors or management, a copy of any management letter or written report by independent public accountants with respect to the policies and procedures of the Parent and its Subsidiaries that notes a "reportable condition"; and

      (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.

      SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Parent will furnish to the Administrative Agent prompt written notice of the following:

      (a) the occurrence of any Default;

      (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

      (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $25,000,000; and

      (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

      Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. The Parent will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

      SECTION 5.04. PAYMENT OF OBLIGATIONS. The Parent will, and will cause each of its Material Subsidiaries to, pay its obligations, including liabilities for Taxes, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.05. MAINTENANCE OF PROPERTIES; INSURANCE. The Parent will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies or through programs of self-insurance (including levels of self-insured retention), insurance in such amounts and against such risks and, in the case of self-insurance, at such levels and in such amounts

(including without limitation comprehensive general liability insurance, workers compensation insurance, product liability insurance, business interruption insurance and environmental insurance) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

      SECTION 5.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Parent will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

      SECTION 5.07. COMPLIANCE WITH LAWS AND CONTRACTS. (a) The Parent will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      (b) The Parent will, and will cause each of its Material Subsidiaries to, comply with all provisions of all contracts to which the Parent or such Subsidiary, as the case may be, is a party, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.08. USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of the Revolving Loans will be used only (i) to consummate the Acquisition, (ii) to repay certain of the Refinanced Indebtedness, (iii) to pay related fees and expenses, (iv) to finance Consolidated Capital Expenditures and Permitted Acquisitions permitted hereunder, and (v) for general corporate purposes (including without limitation the making of intercompany loans to Subsidiaries, the proceeds of which loans will be used by such Subsidiaries for general corporate purposes). The proceeds of the Tranche A Term Loans will be used to repay certain of the Refinanced Indebtedness. The proceeds of the Tranche B Term Loans will be used (i) to consummate the Acquisition and (ii) to repay certain of the Refinanced Indebtedness. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Letters of Credit will be issued only to support obligations of the Parent and its Subsidiaries incurred in the ordinary course of business and will not be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. No part of the proceeds of any

Loan will be used, whether directly or indirectly, in connection with the initiation or participation by the Parent or any of its Subsidiaries as a member of a "group" (as that term is used for the purposes of Section 13(d)(3) of the Exchange Act or the rules and regulations thereunder) or as a "PARTICIPANT" or a "PARTICIPANT IN A SOLICITATION" (as defined in Rule 14a-11 under the Exchange
Act) in (i) a tender offer for the securities of any Person, if the board of directors (or similar body) of such Person recommends, in a Schedule 14D-9 filed under the Exchange Act or otherwise, that holders of securities of such Person not tender their securities pursuant to such tender offer or (ii) in any solicitation of any proxy, consent or authorization for the purpose of opposing the board of directors (or other similar body) of any Person.

      SECTION 5.09. FURTHER ASSURANCES. (a) The Parent will, and will cause each Material Subsidiary to, at the Parent's sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment and transfers as the Administrative Agent shall from time to time reasonably request, which may be necessary or desirable (in the reasonable judgment of the Administrative Agent or the Required Lenders) from time to time to assure, perfect, convey, assign and transfer to the Administrative Agent the property and rights conveyed or assigned pursuant to the Collateral Documents.

      (b) The Parent will:

            (i) cause (A) each Person (other than Coleman, First Alert or Signature) which becomes a Material Subsidiary (other than a Subsidiary organized under the laws of any jurisdiction outside of the United States) after the Effective Date and (B) each of Coleman, First Alert and Signature (in each case after the date on which such entity becomes a Wholly Owned Subsidiary) to become a party to the Subsidiary Guarantee as guarantor by executing the Subsidiary Guarantee or a supplement thereof in form and substance satisfactory to the Administrative Agent; and

            (ii) pledge, or cause to be pledged, pursuant to the Parent Pledge and Security Agreement or the Subsidiary Pledge and Security Agreement (or another pledge agreement in form and substance satisfactory to the Administrative Agent) all of the capital stock or other equity interests (or, in the case of Material Subsidiaries organized under the laws of any jurisdiction outside of the United States, 66% of such capital stock or other equity interests) owned directly or indirectly by the Parent of (A) each Person (other than Coleman, First Alert and Signature) which becomes a Material Subsidiary after the Effective Date, (B) Coleman, First Alert and Signature, in each case after the date on which such entity becomes a

      Wholly Owned Subsidiary, and (C) any joint venture in which the Parent or any Subsidiary has an ownership interest.

      The Parent shall cause each Person described in clause (i) or (ii) above to take such actions as may be necessary or desirable to effect the foregoing within 30 days after such Person becomes a Material Subsidiary or, in the case of Coleman, First Alert and Signature, a Wholly Owned Subsidiary, including without limitation causing such Person to (1) execute and deliver to the Administrative Agent such number of copies as the Administrative Agent may specify of such supplements and security and pledge agreements and other documents creating security interests and (2) deliver such certificates, evidences of corporate action or other documents as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent, relating to the satisfaction of the Parent's obligations under this Section.

      (c) The Parent will take all actions necessary to ensure that each of First Alert and Signature becomes a Wholly Owned Subsidiary on or before June 30, 1998 and that Coleman becomes a Wholly Owned Subsidiary on or before August 15, 1998.

      (d) Concurrently with any Person becoming party to the Subsidiary Guarantee, the Parent will cause such Person to deliver to the Administrative Agent a legal opinion of counsel substantially in the form of Exhibit K, and covering such other matters relating to the Subsidiary Guarantor, the Loan Documents or the Transactions as the Required Lenders shall reasonably request.

      SECTION 5.10. APPROVED HEDGING AGREEMENTS. Not later than 60 days after the Effective Date, the Parent shall have entered into and thereafter maintain in full force and effect Hedging Agreements providing for a fixed rate of interest for at least 50% of Consolidated Indebtedness and otherwise on terms and conditions satisfactory to the Agents.

      SECTION 5.11. LIENS ON ASSETS. The Required Lenders shall have the right from time to time to require the Parent, pursuant to a written request from the Administrative Agent, to provide, or to cause any Subsidiary Guarantor to provide, Liens upon such assets as may be specified in such request to secure the obligations of the Parent and such Subsidiary Guarantor hereunder and under the Subsidiary Guaranty. Any such request shall be made by the Required Lenders in the good faith exercise of their discretion. Within 30 days after any such request, the Parent shall and shall cause the appropriate Subsidiary Guarantor of the Parent to, (i) execute and deliver to the Administrative Agent such number of copies as the Administrative Agent may specify of documents creating such Liens and (ii) do all other things which may be necessary or which the Administrative Agent may reasonably request in order to confer upon and confirm to the Lenders the benefits of such security. Within 45 days after a request for security pursuant hereto, the Parent shall, and shall cause the appropriate Subsidiary Guarantor of the Parent to, deliver such legal opinions, certificates, evidences of corporate action or other documents as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent, relating to the satisfaction of the Parent's obligations under this Section.

      SECTION 5.12. REPAYMENT OF OUTSTANDING INDEBTEDNESS. The Parent shall repay, or shall cause a Subsidiary Borrower to repay or defease, on or before June 15, 1998, each item of outstanding Indebtedness listed on Schedule 5.08.

      SECTION 5.13. YEAR 2000 COMPATIBILITY. The Parent shall take all action necessary to ensure that the computer based systems of the Parent and its Material Subsidiaries are able to operate and effectively process data including dates on or after January 1, 2000. At the request of the Administrative Agent, the Parent shall provide assurance reasonably acceptable to the Administrative Agent of the year 2000 compatibility of the Parent and its Material Subsidiaries.

                                    ARTICLE 6

                               NEGATIVE COVENANTS

      Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent covenants and agrees with the Lenders that:

      SECTION 6.01. INDEBTEDNESS. The Parent will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

     (a) Indebtedness created hereunder;

     (b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and (except with respect to (i) the item of Indebtedness identified as the "Montey Contingent Debt", (ii) the Existing BANTSA Letter of Credit, (iii) the Existing CoreStates Letters of Credit and (iv) the item of Indebtedness identified as the CoreStates Bankers' Acceptances) extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

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     (c) Indebtedness of the Parent to any Subsidiary and of any Subsidiary to
the Parent or any other Subsidiary;

     (d) Guarantees by the Parent of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent or any other Subsidiary;

     (e) Indebtedness of the Parent or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; PROVIDED that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $25,000,000 at any time outstanding;

     (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; PROVIDED that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $25,000,000 at any time outstanding;

     (g) Indebtedness of foreign Subsidiaries for borrowings in local currency in an amount not to exceed $40,000,000; and

     (h) other unsecured Indebtedness in an aggregate principal amount not exceeding 5% of Consolidated Net Worth at any time outstanding.

      SECTION 6.02. LIENS. The Parent will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Permitted Encumbrances;

     (b) any Lien on any property or asset of the Parent or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; PROVIDED that (i) such Lien shall not apply to any other property or asset of the Parent or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

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

     (c) any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (d) Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Subsidiary; PROVIDED that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets and
(iv) such security interests shall not apply to any other property or assets of the Parent or any Subsidiary;

     (e) any Lien on Margin Stock, if and to the extent the value of all Margin Stock owned by the Parent and its Subsidiaries exceeds 25% of the value of the total assets subject to this Section;

     (f) Liens consisting of security interests in accounts receivable (and in property securing or otherwise supporting such accounts receivable) in connection with agreements for limited recourse sales by the Parent or any of its Subsidiaries for cash of such accounts receivable; and

      (g) Liens arising under the Collateral Documents.

      SECTION 6.03. FUNDAMENTAL CHANGES; ASSET SALES. (a) The Parent will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock (other than Margin Stock that is disposed of for fair value) of any of its Material Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Material Subsidiary may merge into the Parent in a transaction in which the Parent

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is the surviving corporation, (ii) any Material Subsidiary may merge into any
Material Subsidiary in a transaction in which the surviving entity is a Subsidiary Guarantor and (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Parent or to a Subsidiary Guarantor; PROVIDED that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

      (b) The Parent will not, and will not permit any of its Material Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto or to the sale and distribution of household consumer products.

      (c) The Parent will not, and will not permit any of its Subsidiaries to, make any Asset Sale other than (i) Asset Sales consisting of sales of accounts receivable by the Parent or any of its Subsidiaries whether pursuant to the Existing Receivables Program or otherwise; PROVIDED that (x) the consideration received therefor shall be cash and (y) the aggregate principal amount to be received from the sales of such accounts receivable shall not exceed at any time outstanding $250,000,000 and (ii) other Asset Sales the fair market value of which, when combined with all other such Asset Sales previously made since the date of this Agreement in reliance on this clause (ii), does not exceed $400,000,000. The Parent will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless at least 80% of the consideration received in connection therewith consists of cash payable at the closing thereof.

      SECTION 6.04. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Parent will not, and will not permit any of its Material Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (any of the foregoing, an "Investment"), except:

      (a) Permitted Investments;

      (b) investments by the Parent in the capital stock of, and capital contributions to, its Material Subsidiaries;

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      (c) loans or advances made by the Parent to any Subsidiary and made by any
Subsidiary to the Parent or any other Subsidiary;

      (d) Guarantees constituting Indebtedness permitted by Section 6.01;

      (e) the Acquisition; and

      (f) Permitted Acquisitions.

      SECTION 6.05. HEDGING AGREEMENTS. The Parent will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Parent or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

      SECTION 6.06. RESTRICTED PAYMENTS; VOLUNTARY PAYMENTS. (a) The Parent will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that, so long as no Default has occurred and is continuing, (i) the Parent may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) the Parent may declare and pay dividends with respect to its common stock in cash in an aggregate amount not in excess of $15,000,000 with respect to any fiscal year of the Parent, (iii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iv) the Parent may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans or employment arrangements for management or employees of the Parent and its Subsidiaries, (v) the Parent may purchase common stock of the Parent from any employee of the Parent in connection with the termination of such employee's employment so long as the aggregate amount paid in respect of such purchases during the term of this Agreement does not exceed $10,000,000, (vi) the Parent may purchase shares of its common stock for consideration, not exceeding $10,000,000 in any fiscal year and (vii) so long as the Leverage Ratio at the last day of the most recently ended fiscal quarter is less than 2.75 to 1 (adjusted to give effect to the Restricted Payments referred to in this clause), the Parent may make Restricted Payments from Excess Cash Flow after the application of such funds pursuant to Section 2.09 (and to the extent such funds are not expended pursuant to Section 6.11).

      (b) The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, optionally redeem, retire, purchase, acquire, defease or otherwise make any payment other than required interest payments in respect of any Indebtedness which is subordinated in right of payment to the Indebtedness of the Parent or such Subsidiary (including, without limitation, the Subordinated Notes) under the Loan Documents; provided that, with respect to the purchase of

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Subordinated Notes at the option of any holder thereof, the Parent may pay the purchase price thereof with its common stock.

      SECTION 6.07. TRANSACTIONS WITH AFFILIATES. The Parent will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) to the extent otherwise permitted under this Agreement, but only if such transaction is in the ordinary course of business at prices and on terms and conditions not less favorable to the Parent or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Parent and its Wholly Owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
Section 6.06.

      SECTION 6.08. RESTRICTIVE AGREEMENTS. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or perform any of its obligations under Section 5.09, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent or any other Subsidiary or to Guarantee Indebtedness of the Parent or any other Subsidiary; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

      SECTION 6.09. MODIFICATION OF CERTAIN DOCUMENTS. Without the consent of the Required Lenders, the Parent will not, and will not permit any of its Subsidiaries to, (i) consent to or solicit or enter into any amendment or supplement to, or any waiver or other modification of, the Acquisition Documents which would impair materially the benefit to the Parent or any of its Subsidiaries of such agreement or arrangements or (ii) consent to or solicit or enter into any amendment or supplement to, or any waiver or other modification of, the

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certificate of incorporation or bylaws of the Parent or any of its Subsidiaries, or the Indenture or any other agreement or instrument governing the terms of the Subordinated Notes or of any other Indebtedness which by its terms is expressly subordinated in right of payment to the Loans and the reimbursement obligations with respect to LC Disbursements, which amendment, supplement, waiver or modification, as the case may be, could reasonably be expected to have an adverse effect on the rights of the Lenders or the Administrative Agent under the Loan Documents.

      SECTION 6.10. ACCOUNTING CHANGES. The Parent will not change its fiscal year from a fiscal year ending on the Sunday closest to December 31, other than to a fiscal year ending on December 31. The Parent will not adopt any non-mandatory change in GAAP or the application thereof without 30 days' prior notice to the Administrative Agent, accompanied, in the case of any material change, by evidence of concurrence in such change by the public accounting firm regularly employed by the Parent.

      SECTION 6.11. CAPITAL EXPENDITURES. Consolidated Capital Expenditures for any fiscal year of the Parent will not exceed the sum of:

         (i) the Base Amount for such fiscal year, plus

         (ii) the amount of Excess Cash Flow not required to be applied to prepay Term Loans, or applied to make Restricted Payments, during such fiscal year, plus

         (iii) an amount equal to the excess (if any) of (A) the aggregate amount of Consolidated Capital Expenditures permitted by clauses (i) and
      (ii) above for all fiscal years of the Parent ending prior to such fiscal year over (B) the aggregate amount of Consolidated Capital Expenditures made in such prior fiscal years.

      For purposes of this Section, "BASE AMOUNT" means, (i) for each fiscal year of the Parent ending on or prior to December 31, 1999, 6%, and (ii) for each fiscal year thereafter, 5%, in each case of the Parent's consolidated gross sales for the previous fiscal year. For purposes of determining the Parent's consolidated gross sales for any fiscal year ending on or prior to December 31, 1998, the amount shall be based on pro forma calculations (giving effect to the consummation of the Acquisition) that are reasonably satisfactory to the Administrative Agent.

      SECTION 6.12. LEVERAGE RATIO. At the last day of any fiscal quarter of the Parent ending during any period set forth below, the Leverage Ratio will not exceed the ratio set forth below opposite such period:

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

                  PERIOD                       RATIO
                  ------                       -----

      Effective Date - September 30, 1998      5.75:1
      October 1, 1998 - September 30, 1999     5.25:1
      October 1, 1999 - September 30, 2000     4.00:1
      October 1, 2000 - September 30, 2001     3.00:1
      On or after October 1, 2001              2.00:1

      SECTION 6.13. INTEREST COVERAGE RATIO. At the last day of any fiscal quarter of the Parent ending during any period set forth below, the Interest Coverage Ratio will not be less than the ratio set forth below opposite such period:

                  PERIOD                       RATIO
                  ------                       -----

      Effective Date - September 30, 1998      2.5:1
      October 1, 1998 - September 30, 1999     3.0:1
      October 1, 1999 - September 30, 2000     4.0:1
      October 1, 2000 - September 30, 2001     5.0:1
      On or after October 1, 2001              6.0:1

      SECTION 6.14. FIXED CHARGE COVERAGE RATIO. At the last day of any fiscal quarter of the Parent, the Fixed Charge Coverage Ratio will not be less than
1.05 to 1.

      SECTION 6.15. EBITDA CALCULATIONS. (a) For purposes of determining compliance with the covenants set forth in Sections 6.12, 6.13 and 6.14 during any period ending on or prior to March 30, 1999, the calculation of Consolidated EBITDA shall include $60,000,000 in respect of the Parent's good faith estimate of the value of synergies associated with consummation of the Acquisition.

     (b) For purposes of calculating compliance with the covenants set forth in Sections 6.12, 6.13 and 6.14 in the case of any four fiscal quarter period ended prior to April 1, 1999, each of Consolidated EBITDA, Consolidated Fixed Charges and Consolidated Interest Expense shall equal Consolidated EBITDA, Consolidated Fixed Charges and Consolidated Interest Expense, respectively, for the period beginning April 1, 1998 and ending on the last day of such four fiscal quarter period (an "ANNUALIZED PERIOD"), multiplied by a fraction, the numerator of which is 12 and the denominator of which is the number of months included in such Annualized Period.

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                                    ARTICLE 7

                                EVENTS OF DEFAULT

      If any of the following events ("EVENTS OF DEFAULT") shall occur:

     (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) any Borrower shall fail to pay any interest on any Loan or any fee payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days, or any Borrower shall fail to pay any other amount (other than an amount referred to in clause (a) of this Article or interest on any Loan) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 15 days;

     (c) any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with the Loan Documents or any amendment or modification thereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with the Loan Documents or any amendment or modification thereof or waiver hereunder, shall prove to have been materially incorrect when made or deemed made;

     (d) the Parent shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Parent's existence) or 5.08, Article VI or Section 9.01 of this Agreement, or in provisions substantially similar to the foregoing set forth in any other Collateral Document to which the Parent is a party;

     (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in the Loan Documents (other than those specified in clause
(a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent (which notice will be given at the request of any Lender);

     (f) the Parent or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure constitutes a default under such Material Indebtedness;

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

     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) the Parent or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) the Parent or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Parent, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent or any Subsidiary to enforce any such judgment;

     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its

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Subsidiaries in an aggregate amount exceeding $25,000,000 during the term of this Agreement;

     (m) a Change in Control shall occur;

     (n) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected first priority Lien on the Collateral securing the obligations purported to be secured thereby, or any party shall so assert in writing; or

     (o) the Subsidiary Guarantee shall at any time fail to constitute a valid and binding agreement of each Subsidiary Guarantor, or any party shall so assert in writing;

      then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

                                    ARTICLE 8

                            THE ADMINISTRATIVE AGENT

      SECTION 8.01. APPOINTMENT, POWERS AND IMMUNITIES. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative

Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     (a) The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     (b) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with the Loan Documents, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (iv) the validity, enforceability, effectiveness or genuineness of the Loan Documents or any other agreement, instrument or document, (v) the existence or the value of any of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to, and make determinations expressly required to be made by, the Administrative Agent.

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

      SECTION 8.02. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      SECTION 8.03. APPOINTMENT OF SUB-AGENTS. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such subagent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      SECTION 8.04. SUCCESSOR ADMINISTRATIVE AGENTS. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Parent. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Parent, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related

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Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

      SECTION 8.05. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Loan Documents, any related agreement or any document furnished thereunder.

      SECTION 8.06. OTHER AGENTS. Neither Morgan Stanley Senior Funding, Inc. nor Bank of America National Trust and Savings Association shall have any responsibility, obligation or liability under the Loan Documents in their respective capacities as Syndication Agent and Documentation Agent.

                                    ARTICLE 9

                                    GUARANTY

      SECTION 9.01. THE GUARANTY. The Parent hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to any Subsidiary Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Subsidiary Borrower under this Agreement. Upon failure by any Subsidiary Borrower to pay punctually any such amount, the Parent shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

      SECTION 9.02. GUARANTY UNCONDITIONAL. The obligations of the Parent hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

      (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Subsidiary Borrower under this Agreement, by operation of law or otherwise;

      (b) any modification or amendment of or supplement to this Agreement;

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      (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Subsidiary Borrower under this Agreement;

      (d) any change in the corporate existence, structure or ownership of any Subsidiary Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Subsidiary Borrower or its assets or any resulting release or discharge of any obligation of any Subsidiary Borrower contained in this Agreement;

      (e) the existence of any claim, set-off or other rights which the Parent may have at any time against any Subsidiary Borrower, any Agent, any Lender, the Issuing Bank or any other Person, whether in connection with this Agreement or any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability relating to or against any Subsidiary Borrower for any reason of this Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary Borrower of the principal of or interest on any Loan or any other amount payable by any Subsidiary Borrower under this Agreement; or

      (g) any other act or omission to act or delay of any kind by any Subsidiary Borrower, any Agent, any Lender, the Issuing Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Parent's obligations hereunder.

      SECTION 9.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Parent's obligations hereunder shall remain in full force and effect until the principal of and interest on the Loans and all other amounts payable by each Subsidiary Borrower under this Agreement shall have been paid in full or assumed by the Parent pursuant to an instrument acceptable to the Administrative Agent. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Subsidiary Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Subsidiary Borrower or otherwise, the Parent's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      SECTION 9.04. WAIVER BY THE PARENT. The Parent irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for

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herein, as well as any requirement that at any time any action be taken by any
Person against any Subsidiary Borrower or any other Person.

      SECTION 9.05. SUBROGATION. Upon making full payment with respect to any obligation of any Subsidiary Borrower hereunder, the Parent shall be subrogated to the rights of the payee against such Subsidiary Borrower with respect to such obligation; PROVIDED that the Parent shall not enforce any payment by way of subrogation so long as (i) any Lender has any Commitment hereunder or (ii) any amount payable by such any Subsidiary Borrower hereunder remains unpaid.

      SECTION 9.06. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by any Subsidiary Borrower under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of any Subsidiary Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Parent hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

                                   ARTICLE 10

                                  MISCELLANEOUS

      SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

      (a) if to a Borrower, to it at Sunbeam Corporation, 1615 South Congress Avenue, Suite 200, Delray Beach, FL 33445, Attention of Treasurer (Telecopy No. 561-243-2027]);

      (b) if to the Administrative Agent, to First Union National Bank, 301 South College Street, One First Union Center TW-10, Charlotte, NC 28288-0608, Attention of Tom Molitor (Telecopy No. (704) 374-3300);

      (c) if to the Issuing Bank, to it at First Union National Bank, 301 South College Street, One First Union Center TW-10, Charlotte, NC 28288-0608, Attention of Tom Molitor (Telecopy No. (704) 374-3300); and

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      (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

      Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      SECTION 10.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent and the Required Lenders or by the Parent and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall

         (i) unless signed by all the Lenders with a Commitment of a Class, increase or decrease the Commitments of such Class (except for a ratable decrease in all the Commitments of such Class), or postpone the date fixed for the scheduled termination of any Commitment of such Class;

         (ii) unless signed by all Lenders holding Loans of any Class, reduce the principal of or (except as expressly provided in the definition of "Applicable Leverage Ratio") rate of interest on any Loans of, or fees with respect to, such Class, postpone the date fixed for any scheduled payment of such fees or the principal of or interest on any such Loans, or decrease

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

      the aggregate amount by which such Loans are required to be repaid on any date scheduled pursuant to Section 2.09(a) or postpone any date for such repayment;

         (iii) unless signed by all Lenders with Revolving Commitments, reduce the amount of any LC Disbursement or of any interest thereon or any fees payable with respect to the Letters of Credit hereunder, postpone the date fixed for any payment of any LC Disbursement or any interest thereon or any fees payable with respect to the Letters of Credit hereunder or (except as expressly provided in Section 2.04) the expiry date of any Letter of Credit;

         (iv) unless signed by all the Lenders, change any of the provisions of this Section or the definition of "REQUIRED LENDERS" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; or

         (v) unless signed by all the Lenders, change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby; and

PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

      (c) Neither any Collateral Document nor the Subsidiary Guarantee nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors party thereto and the Administrative Agent with the consent of the number or percentage of Lenders set forth therein.

      SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Parent shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender,

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

including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

      (b) The Parent shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

      (c) To the extent that the Parent fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

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

      (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

      (e) All amounts due under this Section shall be payable promptly after written demand therefor.

      SECTION 10.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder to any Person other than the Parent without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment of any Class and the Loans of such Class and, if applicable, the related participations in LC Disbursements and Letters of Credit); PROVIDED that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank and, after the Agents have notified the Parent that primary syndication has been completed, the Parent) must give prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments, the amount of the Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and

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

obligations under this Agreement with respect to the Commitment or Loans (and, if applicable, the related participations in LC Disbursements and Letters of Credit) of the relevant Class, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,000 (which shall be reduced to $1,500 in the case of an assignment to another Lender, and shall not be payable during primary syndication or in the case of an assignment to an Affiliate of the assigning Lender), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that any consent of the Parent otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

      (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and each Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of

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

this Section and any written consent to such assignment required by paragraph(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Lender may, without the consent of any Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment of any Class and the Loans of such Class and, if applicable, the related participations in LC Disbursements and Letters of Credit); PROVIDED that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and
2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph(b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender.

      (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Parent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent, to comply with Section 2.16(e) as though it were a Lender.

      (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security

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

interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instru ments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

      SECTION 10.06. COUNTERPARTS; INTEGRATION. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

      SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 10.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all

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

the obligations of any Borrower now or hereafter existing under the Loan Documents held by such Lender or any of its Affiliates, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or its properties in the courts of any jurisdiction.

      (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

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

APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 10.12. CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to the Loan Documents, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to the Loan Documents or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under the Loan Documents, (g) with the consent of the Parent or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, "INFORMATION" means all information received from a Borrower relating to such Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by such Borrower; PROVIDED that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 10.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                SUNBEAM CORPORATION

                                By /s/ DAVID C. FANNIN
                                   ---------------------------------------------
                                   Name: David C. Fannin
                                   Title: Executive Vice President
                                          and General Counsel

                                MORGAN STANLEY SENIOR FUNDING, INC.,
                                   individually and as Syndication Agent

                                By /s/ MICHAEL A. HART
                                   ---------------------------------------------
                                   Name:  Michael A. Hart
                                   Title: Principal

                                BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                ASSOCIATION
                                   individually and as Documentation Agent

                                By /s/ LAURENS F. SCHAAD, JR.
                                   ---------------------------------------------
                                   Name:  Laurens F. Schaad, Jr.
                                   Title: Vice President

                                FIRST UNION NATIONAL BANK,
                                   individually and as Administrative Agent

                                By /s/ THOMAS M. MOLITOR
                                   ---------------------------------------------
                                   Name:  Thomas M. Molitor
                                   Title: Senior Vice President

                                                                   SCHEDULE 4.01

                          CONDITIONS TO EFFECTIVE DATE

      (a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of this Agreement.

      (b) The Administrative Agent (or its counsel) shall have received (i) from each party to each Collateral Document a counterpart of such Collateral Document signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of such Collateral Document and (ii) duly executed financing statements on Form UCC-1 in quantity sufficient for filing in all jurisdictions in which such filing is necessary or desirable to perfect the Liens created by the Collateral Documents.

      (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Obligors and of Janet Kelley, Esq., associate general counsel for the Obligors, collectively addressing the matters set forth in Exhibit E and of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit F, and each covering such other matters relating to the Obligors, the Loan Documents or the Transactions as the Required Lenders shall reasonably request.

      (d) The Lenders shall have received all the financial statements referred to in Sections 3.04(a) and 3.04(c).

      (e) The Administrative Agent shall have received insurance certificates setting forth the insurance programs maintained (i) with respect to the Parent and its Material Subsidiaries and (ii) with respect to any joint venture to which the Parent or any of its Material Subsidiaries are a party, all in form and substance, and from Persons, reasonably satisfactory to the Administrative Agent.

      (f) In the judgment of the Lenders, there shall be no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting the Parent or any of its Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Documents, the Transactions, the Acquisition Documents or the Acquisition.

      (g) The Administrative Agent shall have received evidence satisfactory to it that the outstanding obligations of the Parent and its Subsidiaries under the agreements and instruments specified in Schedule 5.08 to be repaid or defeased on the Effective Date (including without limitation principal and interest with respect to any loans and all accrued fees and expenses) shall have been paid in full or otherwise discharged, all commitments thereunder shall have been terminated and all Liens securing such obligations and all Guarantees thereof shall have been released (or arrangements satisfactory to the Administrative Agent, including without limitation the giving of notice of prepayment, redemption or defeasance, to effect the foregoing shall have been made).

      (h) The aggregate amount of funds required by the Parent with respect to the Acquisition (including without limitation for the payment of fees, commissions and expenses) shall not exceed $2,250,000,000 and the sources and uses of such funds (and the assumptions relating thereto) shall be as agreed upon between the Parent and the Lenders prior to the Effective Date.

      (i) The Coleman Acquisition Documents shall be in full force and effect, and all consents, approvals, registrations, or other actions to be obtained, made or taken in connection with the consummation of the Coleman Acquisition and the Transactions to be consummated on the Effective Date (including without limitation any consents or approvals to be obtained from the board of directors of the Parent, the shareholders of the Parent and any consents, approvals, registrations or other actions to be obtained from, made with or taken by any Governmental Authority) shall have been obtained, made or taken and shall be in full force and effect.

      (j) The Administrative Agent shall have received evidence satisfactory to it, which may include a certificate of the Parent, that (i) all conditions to the consummation of the transactions contemplated by the Coleman Acquisition Documents to be consummated on the Effective Date as set forth in the Coleman Acquisition Documents shall have been satisfied (without waiver of any material condition, unless such waiver is approved by the Required Lenders), (ii) all such transactions will take place prior to or simultaneously with the transactions contemplated hereby to take place on the Effective Date and (iii) the consummation of all such transactions and all transactions contemplated hereby to take place on the Effective Date shall not violate any applicable law or regulation (including without limitation any of the Regulations of the Board, including Regulations G, U and X).

                            4.01-2

      (k) The Administrative Agent shall have received evidence satisfactory to it that the Liens created by the Collateral Documents constitute perfected first priority Liens on the Collateral.

      (l) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent, confirming compliance with the conditions set forth in paragraphs (b) and (c) of Section 4.04.

      (m) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Parent hereunder.

      (n) The Administrative Agent shall have received a certificate of a Financial Officer of the Parent to the effect that the Parent shall have (i) received net cash proceeds of at least $726,600,000 from the issuance of the Subordinated Notes and (ii) issued 14,099,749 shares of its common stock (including treasury shares) as partial consideration for the Coleman Acquisition.

      (o) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence, good standing and solvency of the Parent, the authorization of the Transactions and any other legal matters relating to any of the foregoing, all in form and substance satisfactory to the Administrative Agent and its counsel.

                              4.01-3

                                                                   SCHEDULE 4.02

      CONDITIONS TO TRANCHE A EFFECTIVE DATE, FIRST ALERT ACQUISITION DATE
                         AND SIGNATURE ACQUISITION DATE

      (a) Each of the Effective Date and the Tranche B Effective Date shall have occurred.

      (b) In the judgment of the Lenders, there shall be no actions, suits or proceedings by or before any arbitrator or governmental authority pending against or threatened against or affecting the Parent or any of its Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Documents, the Transactions, the Acquisition Documents or the Acquisition.

      (c) The Administrative Agent shall have received evidence satisfactory to it that the outstanding obligations of the Parent and its Subsidiaries under the agreements and instruments specified in Schedule 5.08 to be repaid or defeased with the proceeds of the Tranche A Term Loans (including without limitation principal and interest with respect to any loans and all accrued fees and expenses) shall have been paid in full or otherwise discharged, all commitments thereunder shall have been terminated and all Liens securing such obligations and all Guarantees thereof shall have been released (or arrangements satisfactory to the Administrative Agent, including without limitation the giving of notice of prepayment, redemption or defeasance, to effect the foregoing shall have been made).

      (d) The Administrative Agent shall have received a certificate, dated the Tranche A Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent, confirming compliance with the conditions set forth in paragraphs (b) and (c) of Section 4.04.

      (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Tranche A Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Parent hereunder.

      (f) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence, good standing and solvency of each Obligor, the authorization of the Transactions and any other legal matters relating to any of the foregoing, all in form and substance satisfactory to the Administrative Agent and its counsel.

If any of the proceeds of the Tranche A Term Loans are to be used in connection with the First Alert Acquisition, the following additional conditions will apply on the date of the consummation thereof (the "FIRST ALERT ACQUISITION DATE"):

          (i) The First Alert Acquisition Documents shall be in full force and effect, and all consents, approvals, registrations, or other actions to be obtained, made or taken in connection with the consummation of the First Alert Acquisition and the Transactions to be consummated on the First Alert Acquisition Date (including without limitation any consents or approvals to be obtained from the board of directors of the Parent, the shareholders of the Parent and any consents, approvals, registrations or other actions to be obtained from, made with or taken by any Governmental Authority) shall have been obtained, made or taken and shall be in full force and effect; and

          (ii) The Administrative Agent shall have received evidence satisfactory to it, which may include a certificate of the Parent, that
      (i) all conditions to the consummation of the transactions contemplated by the First Alert Acquisition Documents to be consummated on the First Alert Acquisition Date as set forth in the First Alert Acquisition Documents shall have been satisfied (without waiver of any material condition, unless such waiver is approved by the Required Lenders), (ii) all such transactions will take place prior to or simultaneously with the transactions contemplated hereby to take place on the First Alert Acquisition Date and (iii) the consummation of all such transactions and all transactions contemplated hereby to take place of the First Alert Acquisition Date shall not violate any applicable law or regulation (including without limitation any of the Regulations of the Board, including Regulations G, U and X).

If any of the proceeds of the Tranche A Term Loans are to be used in connection with the Signature Acquisition, the following additional conditions will apply on the date of the consummation thereof (the "SIGNATURE ACQUISITION DATE"):

          (i) The Signature Acquisition Documents shall be in full force and effect, and all consents, approvals, registrations, or other actions to be obtained, made or taken in connection with the consummation of the Signature Acquisition and the Transactions to be consummated on the Signature Acquisition Date (including without limitation any consents or approvals to be obtained from the board of directors of the Parent, the shareholders of the Parent and any consents, approvals, registrations or other actions to be obtained from, made with or taken by any Governmental Authority) shall have been obtained, made or taken and shall be in full force and effect; and

                                     4.02-2

          (ii) The Administrative Agent shall have received evidence satisfactory to it, which may include a certificate of the Parent, that
      (i) all conditions to the consummation of the transactions contemplated by the Signature Acquisition Documents to be consummated on the Signature Acquisition Date as set forth in the Signature Acquisition Documents shall have been satisfied (without waiver of any material condition, unless such waiver is approved by the Required Lenders) (ii) all such transactions will take place prior to or simultaneously with the transactions contemplated hereby to take place on the Signature Acquisition Date and
      (iii) the consummation of all such transactions and all transactions contemplated hereby to take place of the Signature Acquisition Date shall not violate any applicable law or regulation (including without limitation any of the Regulations of the Board, including Regulations G, U and X).

                                     4.02-3

                                                                   SCHEDULE 4.03

      CONDITIONS TO TRANCHE B EFFECTIVE DATE, FIRST ALERT ACQUISITION DATE
                         AND SIGNATURE ACQUISITION DATE

      (a) The Effective Date shall have occurred.

      (b) In the judgment of the Lenders, there shall be no actions, suits or proceedings by or before any arbitrator or governmental authority pending against or threatened against or affecting the Parent or any of its Material Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Documents, the Transactions, the Acquisition Documents or the Acquisition.

      (c) The Administrative Agent shall have received evidence satisfactory to it that all outstanding obligations of the Parent and its Subsidiaries under the agreement and instruments specified in Schedule 5.08 to be repaid or defeased with the proceeds of the Tranche B Term Loans (including without limitation principal and interest with respect to any loans and all accrued fees and expenses) shall have been paid in full or otherwise discharged, all commitments thereunder shall have been terminated and all Liens securing such obligations and all Guarantees thereof shall have been released (or arrangements satisfactory to the Administrative Agent, including without limitation the giving of notice of prepayment, redemption or defeasance, to effect the foregoing shall have been made).

      (d) The Administrative Agent shall have received a certificate, dated the Tranche B Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.04.

      (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Tranche B Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Parent hereunder.

      (f) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence, good standing and solvency of each Obligor, the authorization of the Transactions and any other legal matters relating to any of the foregoing, all in form and substance satisfactory to the Administrative Agent and its counsel.

If any of the proceeds of the Tranche B Term Loans are to be used in connection with the First Alert Acquisition, the following additional conditions will apply on the date of the consummation thereof (the "FIRST ALERT ACQUISITION DATE"):

          (i) The First Alert Acquisition Documents shall be in full force and effect, and all consents, approvals, registrations, or other actions to be obtained, made or taken in connection with the consummation of the First Alert Acquisition and the Transactions to be consummated on the First Alert Acquisition Date (including without limitation any consents or approvals to be obtained from the board of directors of the Parent, the shareholders of the Parent and any consents, approvals, registrations or other actions to be obtained from, made with or taken by any Governmental Authority) shall have been obtained, made or taken and shall be in full force and effect; and

          (ii) The Administrative Agent shall have received evidence satisfactory to it, which may include a certificate of the Parent, that
      (i) all conditions to the consummation of the transactions contemplated by the First Alert Acquisition Documents to be consummated on the First Alert Acquisition Date as set forth in the First Alert Acquisition Documents shall have been satisfied (without waiver of any material condition, unless such waiver is approved by the Required Lenders), (ii) all such transactions will take place prior to or simultaneously with the transactions contemplated hereby to take place on the First Alert Acquisition Date and (iii) the consummation of all such transactions and all transactions contemplated hereby to take place of the First Alert Acquisition Date shall not violate any applicable law or regulation (including without limitation any of the Regulations of the Board, including Regulations G, U and X).

If any of the proceeds of the Tranche B Term Loans are to be used in connection with the Signature Acquisition, the following additional conditions will apply on the date of the consummation thereof (the "SIGNATURE ACQUISITION DATE"):

          (i) The Signature Acquisition Documents shall be in full force and effect, and all consents, approvals, registrations, or other actions to be obtained, made or taken in connection with the consummation of the Signature Acquisition and the Transactions to be consummated on the Signature Acquisition Date (including without limitation any consents or approvals to be obtained from the board of directors of the Parent, the shareholders of the Parent and any consents, approvals, registrations or other actions to be obtained from, made with or taken by any Governmental Authority) shall have been obtained, made or taken and shall be in full force and effect; and


                                     4.03-2

          (ii) The Administrative Agent shall have received evidence satisfactory to it, which may include a certificate of the Parent, that
      (i) all conditions to the consummation of the transactions contemplated by the Signature Acquisition Documents to be consummated on the Signature Acquisition Date as set forth in the Signature Acquisition Documents shall have been satisfied (without waiver of any material condition, unless such waiver is approved by the Required Lenders) (ii) all such transactions will take place prior to or simultaneously with the transactions contemplated hereby to take place on the Signature Acquisition Date and
      (iii) the consummation of all such transactions and all transactions contemplated hereby to take place of the Signature Acquisition Date shall not violate any applicable law or regulation (including without limitation any of the Regulations of the Board, including Regulations G, U and X).


                              4.03-3